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U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

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☐    Preliminary Proxy Statement
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☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Pursuant under Rule 14a-12

Array BioPharma Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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3200 Walnut Street
Boulder, CO 80301

September 13, 2017

Dear Stockholder:

You are cordially invited to attend Array BioPharma Inc.'s Annual Meeting of Stockholders on October 26, 2017, at 1:00 p.m., Mountain Time, at the Hyatt Place Boulder/ Pearl Street located at 2280 Junction Place, Boulder, CO 80301.

The matters to be acted on at the Annual Meeting are described in the enclosed notice and Proxy Statement.

We realize that you may not be able to attend the Annual Meeting and vote your shares in person. However, regardless of your meeting attendance, we need your vote. We urge you to ensure that your shares are represented by voting in advance of the meeting on the Internet or via a toll-free telephone number, as instructed in the Notice of Internet Availability of Proxy Materials, or if you have elected to receive a paper or e-mail copy of the proxy materials, by completing, signing and returning the proxy card that is provided. If you decide to attend the Annual Meeting, you may revoke your proxy at that time and vote your shares in person.

Please remember that this is your opportunity to voice your opinion on matters affecting Array. We look forward to receiving your proxy and perhaps seeing you at the Annual Meeting.

Sincerely,

Ron Squarer Chief Executive Officer

3200 Walnut Street
Boulder, CO 80301

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER 26, 2017

You are cordially invited to attend the 2017 Annual Meeting of Stockholders of Array BioPharma Inc. to be held on October 26, 2017, at 1:00 p.m., Mountain Time, at Hyatt Place Boulder/ Pearl Street located at 2280 Junction Place, Boulder, CO 80301, to consider and vote upon the following matters:

  1.
  Election of three Class II directors to serve for a three-year term of office expiring at the 2020 Annual Meeting of Stockholders;

  2.
  Holding an advisory vote to approve executive compensation as disclosed in the accompanying Proxy Statement;

  3.
  Holding an advisory vote on the frequency of future stockholder advisory votes on executive compensation;

  4.
  Ratification of the appointment of KPMG LLP as our independent registered public accountants for the fiscal year ending June 30, 2018; and

  5.
  Any other matter that properly comes before the Annual Meeting.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders.

The Board of Directors has fixed the close of business on August 30, 2017 as the record date for the determination of stockholders entitled to notice of, and to vote at, this Annual Meeting and any continuation, postponement or adjournment thereof. Your vote is very important to Array and all proxies are being solicited by the Board of Directors. So, whether or not you plan on attending the 2017 Annual Meeting, we encourage you to submit your proxy as soon as possible (i) by accessing the Internet site or by calling the toll-free number described in the proxy materials; or (ii) by signing, dating and returning a proxy card or instruction form provided to you. By submitting your proxy promptly, you will save the company the expense of further proxy solicitation. Please note that all votes cast by telephone or on the Internet must be cast prior to 11:59 p.m., Eastern Time, on October 25, 2017.

By Order of the Board of Directors,

Curtis Oltmans Secretary

Boulder, Colorado
September 13, 2017

3200 Walnut Street
Boulder, CO 80301

PROXY STATEMENT

INFORMATION CONCERNING VOTING AND SOLICITATION

General

This Proxy Statement is furnished to stockholders of Array BioPharma Inc., a Delaware corporation, or Array, in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of Array to be held on October 26, 2017, at 1:00 p.m., Mountain Time, at Hyatt Place Boulder/ Pearl Street located at 2280 Junction Place, Boulder, CO 80301, for the purposes set forth in the Notice of Meeting. This solicitation of proxies is made on behalf of our Board of Directors.

Important Notice Regarding the Availability of Proxy Materials for the Fiscal 2017 Stockholder Meeting to be Held on October 26, 2017

Pursuant to the rules adopted by the Securities and Exchange Commission, or the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice Regarding the Availability of Proxy Materials to certain of our stockholders of record. We are also sending a paper copy of the proxy materials and proxy card to other stockholders of record who have indicated they prefer receiving such materials in paper form. Brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar Notice Regarding the Availability of Proxy Materials. We intend to commence mailing the Notice Regarding the Availability of Proxy Materials or paper copies of the Proxy Statement and proxy card, as applicable, on or about September 13, 2017 to all stockholders entitled to vote at the Annual Meeting.

Stockholders will have the ability to access the proxy materials on the website referred to in the Notice Regarding the Availability of Proxy Materials or may request to receive a paper copy of the proxy materials by mail or electronic copy by electronic mail on a one-time or ongoing basis. Instructions on how to request a printed copy by mail or electronically may be found on the Notice Regarding the Availability of Proxy Materials and on the website referred to in that notice.

The Notice of Internet Availability of Proxy Materials will also identify the date, the time and location of the Annual Meeting; the matters to be acted upon at the meeting and the Board of Directors' recommendation with regard to each matter; a toll-free telephone number, an e-mail address, and a website where stockholders can request to receive, free of charge, a paper or e-mail copy of the Proxy Statement, our Annual Report and a form of proxy relating to the Annual Meeting; information on how to access and vote the form of proxy; and information on how to obtain directions to attend the meeting and vote in person should stockholders choose to do so.

Our Fiscal Year

Our fiscal year ends on June 30 of each year. In this Proxy Statement, when we refer to our fiscal year, we mean the twelve-month period ending June 30th of the stated year (for example, fiscal 2017 is July 1, 2016 through June 30, 2017).

What Are You Voting On?

You will be asked to vote on the following proposals at the 2017 Annual Meeting of Stockholders:

  1.
  Election of three Class II directors to serve for a three-year term of office expiring at the 2020 Annual Meeting of Stockholders;

  2.
  Holding an advisory vote to approve executive compensation as disclosed in the accompanying Proxy Statement;

  3.
  Holding an advisory vote on the frequency of future stockholder advisory votes on executive compensation as disclosed in this Proxy Statement;

  4.
  Ratification of the appointment of KPMG LLP as our independent registered public accountants for the fiscal year ending June 30, 2018; and

  5.
  Any other matter that properly comes before the Annual Meeting.

Who Can Vote

Only holders of record of shares of our common stock as of the close of business on the record date, August 30, 2017, are entitled to receive notice of, and to vote at, the Annual Meeting. The common stock constitutes the only class of securities entitled to vote at the Annual Meeting, and each share of common stock entitles the holder thereof to one vote. Your shares may be voted at the Annual Meeting, or any adjournments thereof only if you are present in person or your shares are represented by a valid proxy.

Difference between a Stockholder of Record and a "Street Name" Holder

If your shares are registered directly in your name, you are considered the stockholder of record with respect to those shares.

If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares. However, you are still considered to be the beneficial owner of those shares, and your shares are said to be held in "street name." Street name holders generally cannot submit a proxy or vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the methods described below under the heading "Voting Your Shares."

Quorum

At the close of business on August 30, 2017, there were 171,766,223 shares of our common stock outstanding and entitled to vote at the Annual Meeting. The presence of a majority of the outstanding shares of our common stock entitled to vote constitutes a quorum, which is required in order to hold and conduct business at the Annual Meeting. Your shares are counted as present at the Annual Meeting if you:

  •
  are present in person at the Annual Meeting; or

  •
  have properly submitted a proxy card by mail or submitted a proxy by telephone or over the Internet.

If you submit your proxy, regardless of whether you abstain from voting on one or more matters, your shares will be counted as present at the Annual Meeting for the purpose of determining a quorum. If your shares are held in "street name," your shares are counted as present for purposes of determining a quorum if your broker, bank, trust or other nominee submits a proxy covering your shares. Your broker, bank, trust or other nominee is entitled to submit a proxy covering your shares as to certain "routine" matters, even if you have not instructed your broker, bank, trust or other nominee on how to vote on those matters.

Please see "Broker Non-Votes" below.

Voting Your Shares

You may vote by attending the Annual Meeting and voting in person or you may vote by submitting a proxy. The method of voting by proxy differs (1) depending on whether you are viewing this Proxy Statement on the Internet or receiving a paper copy, and (2) for shares held as a record holder and shares held in "street name."

If you hold your shares of common stock as a record holder and you are viewing this Proxy Statement on the Internet, you may vote by submitting a proxy over the Internet or by telephone by following the instructions on the website referred to in the Notice Regarding Availability of Proxy Materials previously mailed to you. You may request a paper copy of the Proxy Statement and proxy card by following the instructions on the website and in the Notice Regarding Availability of Proxy Materials provided to you.

If you hold your shares of common stock as a record holder and you are reviewing a paper copy of this Proxy Statement, you may vote your shares by submitting a proxy over the Internet or by telephone by following the instructions on the proxy card, or by completing, dating and signing the proxy card that was included with the Proxy Statement and promptly returning it in the pre-addressed, postage-paid envelope provided to you.

If you hold your shares of common stock in street name, you will receive a Notice Regarding Availability of Proxy Materials from your broker, bank, trust or other nominee that includes instructions on how to vote your shares. Your broker, bank, trust or other nominee will allow you to deliver your voting instructions over the Internet and may also permit you to submit your voting instructions by telephone or by completing, dating and signing the proxy card included with your proxy materials if you request a paper copy of them by following the instructions on the Notice Regarding Availability of Proxy Materials provided by your broker, bank, trust or other nominee.

Deadline for Submitting Your Proxy on the Internet or by Telephone

The Internet and telephone voting facilities will close at 11:59 P.M., Eastern Time, on October 25, 2017. Stockholders who submit a proxy through the Internet should be aware that they may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers and that these costs must be borne by the stockholder. Stockholders who submit a proxy by Internet or telephone need not return a proxy card or the form forwarded by your broker, bank, trust or other holder of record by mail.

YOUR VOTE IS VERY IMPORTANT. You should submit your proxy even if you plan to attend the Annual Meeting.

Voting in Person

If you plan to attend the Annual Meeting and wish to vote in person, you will be given a ballot at the Annual Meeting. Please note that if your shares are held of record by a broker, bank, trust or other nominee, and you decide to attend and vote at the Annual Meeting, your vote in person at the Annual Meeting will not be effective unless you present a legal proxy, issued in your name from the record holder, your broker, bank, trust or other nominee. Even if you intend to attend the Annual Meeting, we encourage you to submit your proxy to vote your shares in advance of the Annual Meeting. Please see the important instructions and requirements below regarding "Attendance at the Annual Meeting."

Changing Your Vote

As a stockholder of record, if you vote by proxy, you may revoke that proxy at any time before it is voted at the Annual Meeting. Stockholders of record may revoke a proxy prior to the Annual Meeting by (i) delivering a written notice of revocation to the attention of the Secretary of the company at our principal executive office at 3200 Walnut Street, Boulder, Colorado 80301, (ii) duly submitting a later-dated proxy over the Internet, by mail, or if applicable, by telephone, or (iii) attending the Annual Meeting in person and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

If your shares are held in the name of a broker, bank, trust or other nominee, you may change your voting instructions by following the instructions of your broker, bank, trust or other nominee.

If You Receive More Than One Proxy Card or Notice

If you receive more than one proxy card or Notice Regarding Availability of Proxy Materials, it means you hold shares that are registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card or, if you submit a proxy by telephone or the Internet, submit one proxy for each proxy card or Notice Regarding Availability of Proxy Materials you receive.

How Your Shares Will Be Voted

Shares represented by proxies that are properly executed and returned, and not revoked, will be voted as specified. YOUR VOTE IS VERY IMPORTANT.

If You Do Not Specify How You Want Your Shares Voted

If you are the record holder of your shares, and if you do not specify on your proxy how your shares are to be voted, your shares will be voted as follows:

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  FOR the election of the three nominees for Class II director;

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  FOR executive compensation;

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  FOR holding an advisory vote on executive compensation each year; and

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  FOR the ratification of the appointment of KPMG LLP as our independent registered public accountants for the fiscal year ending June 30, 2018.

We know of no other business to be transacted at the Annual Meeting. If other matters requiring a vote do arise, the persons named in the proxy intend to vote in accordance with their judgment on such matters.

Broker Non-Votes

A "broker non-vote" occurs when a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner and does not have discretionary authority to vote the shares. If you hold your shares in street name and do not provide voting instructions to your broker or other nominee, your shares will be considered to be broker non-votes and will not be voted on any proposal on which your broker or other nominee does not have discretionary authority to vote. Shares that constitute broker non-votes will be counted as present at the Annual Meeting for the purpose of determining a quorum, but will not be considered entitled to vote on the proposal in question. Brokers generally have discretionary authority to vote on the ratification of the selection of KPMG LLP as our independent registered public accountants. Brokers, however, do not have discretionary authority to vote on the election of directors to serve on our Board of Directors, the advisory vote on executive compensation, the frequency of the advisory vote on executive compensation or on any stockholder proposal.

In their discretion, the proxy holders named in the proxy are authorized to vote on any other matters that may properly come before the Annual Meeting and at any continuation, postponement or adjournment thereof. The Board of Directors knows of no other items of business that will be presented for consideration at the Annual Meeting other than those described in this Proxy Statement. In addition, no stockholder proposal or nomination was received on a timely basis, so no such matters may be brought to a vote at the Annual Meeting.

Votes Required for Approval of Proposals

The election of directors will be approved by a plurality of the votes duly cast. Abstentions and broker non-votes are not counted for purposes of the election of directors. The approval of PROPOSALS 2 and 3 and the ratification of the independent registered public accountants under PROPOSAL 4 will each require a favorable vote of a majority of the shares of our common stock present in person or by proxy, and entitled to vote at the Annual Meeting. Broker non-votes are not treated as present and entitled to vote for purposes of determining whether a proposal has been approved and, therefore, will not be counted for any purpose in determining the approval of any of the proposals. Abstentions represent shares entitled to vote and, therefore, the effect of an abstention will be a vote against PROPOSALS 2, 3 and 4.

Inspector of Election

All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Solicitation of Proxies

We will bear the entire cost of solicitation of proxies, including preparation, assembly and mailing of this Proxy Statement, the proxy, the Notice Regarding Availability of Proxy Materials and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of our common stock in their names that are beneficially owned by others to forward to those beneficial owners. We may reimburse persons representing beneficial owners for their costs of forwarding the solicitation materials to the beneficial owners. Original solicitation of proxies may be supplemented by telephone, facsimile, electronic mail or personal solicitation by our directors, officers or staff members. No additional compensation will be paid to our directors, officers or staff members for such services. We have engaged and paid for proxy solicitation services in the past and may do so again this year.

A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder at the Annual Meeting and for 10 days prior to the Annual Meeting.

Attendance at the Annual Meeting

You must bring certain documents with you in order to be admitted to the Annual Meeting. The purpose of this requirement is to help us verify that you are actually a stockholder of the company. Please read the following rules carefully, because they specify the documents that you must bring with you to the Annual Meeting in order to be admitted. The items that you must bring with you differ depending upon whether you were a record holder of the company's common stock as of the close of business on August 30, 2017 or held your shares through a broker, bank, trust or other nominee.

A "record holder" of stock is someone whose shares of stock are registered in his or her name in the records of the company's transfer agent. Many stockholders are not record holders because their shares of stock are registered in the name of their broker, bank, trust or other nominee, and the broker, bank, trust or other nominee is the record holder instead.

To be admitted to the Annual Meeting, all persons must bring his or her Notice Regarding Availability of Proxy Materials or proxy card AND a valid personal photo identification (such as a driver's license or passport).

If you are a record holder, at the Annual Meeting, we will check your name for verification purposes against our list of record holders as of the close of business on August 30, 2017.

If you hold your shares in the name of a broker, bank, trust or other nominee, then you must also bring to the Annual Meeting proof that you owned the shares of our common stock as of the close of business on August 30, 2017. Examples of proof of ownership include the following:

  •
  an original or a copy of the voting information from your bank or broker with your name on it;

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  a letter from your bank or broker stating that you owned shares of our common stock as of the close of business on August 30, 2017; or

  •
  a brokerage account statement indicating that you owned shares of our common stock as of the close of business on August 30, 2017.

If you are a proxy holder for an Array stockholder who owned shares of our common stock as of the close of business on August 30, 2017, then you must also bring to the Annual Meeting:

  •
  The executed proxy naming you as the proxy holder, signed by the stockholder who owned shares of our common stock as of the close of business on August 30, 2017 AND a valid personal photo identification (such as a driver's license or passport).

PROPOSAL 1 - ELECTION OF DIRECTORS

Our Board of Directors is composed of seven members divided into three classes having staggered three-year terms. At each Annual Meeting of Stockholders, the successors to the class of Directors whose terms expired are elected to serve three-year terms. The current term of the Class II directors will expire at the Annual Meeting. Ron Squarer, Kyle Lefkoff and Shalini Sharp have each been nominated for re-election at the Annual Meeting as a Class II director to hold office until the 2020 Annual Meeting of Stockholders or until his or her successor is elected and qualified. The nominees have consented to serve a term as Class II directors. Should any of the nominees become unable to serve for any reason prior to the Annual Meeting, the Board of Directors may designate a substitute nominee, in which event the persons named in the enclosed proxy will vote for the election of such substitute nominee, or may reduce the number of directors on the Board of Directors.

Class II Director Nominees for Election - Term Expiring 2020

Below is a biography of each of the directors standing for election at the Annual Meeting and a description of the specific experience, qualifications, attributes or skills or each nominee that led the Corporate Governance Committee to recommend that person as a nominee for director:

Kyle A. Lefkoff

Mr. Lefkoff, 58, has served as the Chairman of our Board of Directors since May 1998. From January 2012 through April 2012, Mr. Lefkoff served as our interim Executive Chairman following the resignation of our former Chief Executive Officer, Mr. Robert E. Conway, in January 2012. When our current Chief Executive Officer, Mr. Ron Squarer, was hired in April 2012, Mr. Lefkoff stepped down as Executive Chairman and resumed his position as Chairman of our Board of Directors. Since 1995, Mr. Lefkoff has been a General Partner of Boulder Ventures, Ltd, a venture capital firm and a founding investor in our company. From 1986 until 1995, Mr. Lefkoff was employed by Colorado Venture Management, a venture capital firm. Mr. Lefkoff serves on the board of directors for a number of private companies, including CommercialTribe, Inc. and Black Bear Energy, Inc.

Mr. Lefkoff's career as a venture capitalist and investor in a number of biotechnology companies and his extensive knowledge of our industry provide important strategic insights to the Board of Directors. As a prior investor in Array and member of our Board of Directors since inception, Mr. Lefkoff has a deep understanding of the operational and financial issues affecting our company. Mr. Lefkoff also brings strong leadership skills to our Board of Directors and, as our Chairman, serves as a critical link between management and our Board of Directors.

Ron Squarer

Mr. Squarer, 50, has served as our Chief Executive Officer and a member of our Board of Directors since April 2012. Prior to Array, Mr. Squarer served as Senior Vice President, Chief Commercial Officer at Hospira Inc., a global pharmaceutical and medical device company, from February 2010 to April 2012, where he was responsible for delivering $4 billion in annual revenue and leading more than 2,000 employees worldwide. From 2009 to 2010, Mr. Squarer was responsible for strategy, new product development and commercialization, acquisitions, partnerships and portfolio prioritization as Senior Vice President, Global Marketing and Corporate Development and held a similar role focused on Strategy and Business Development from 2007 to 2008. Mr. Squarer joined Hospira from Mayne Pharma, an Australia-based specialty injectable pharmaceutical company, where he served as Senior Vice President, Global Corporate and Business Development from 2006 to 2007, when Mayne was sold to Hospira for $2 billion in 2007. Prior to 2007, Mr. Squarer held senior management roles at both Pfizer, Inc., focused on global oncology commercial development, and at SmithKline Beecham Pharmaceuticals (now GlaxoSmithKline) in the U.S. and Europe. Mr. Squarer also serves on the board of directors of Retrophin, Inc (Nasdaq: RTRX).

Mr. Squarer has extensive commercial, development and executive leadership expertise from a 20-year career in the pharmaceutical industry. Mr. Squarer brings substantial experience in late-stage drug development and commercialization, as well as important strategic insights to the Board as our portfolio of wholly-owned and partnered programs approach late-stage development. During his career, Mr. Squarer has also acquired an extensive knowledge of our industry and the markets in which we operate and brings important management perspective to the oversight function of the Board of Directors.

Shalini Sharp

Ms. Sharp, 42, has served as Chief Financial Officer of Ultragenyx Pharmaceutical, Inc., a publicly-traded biopharmaceutical company focused on rare diseases, since 2012, where she is responsible for leading the corporate finance, strategy, and information technology functions and is a member of the company's executive leadership team. Ms. Sharp is also a member of the Board of Directors of Agenus Inc. (formerly Antigenics Inc.), a publicly traded immuno-oncology company, where she served as Chief Financial Officer from 2006 to 2012. She joined Agenus in 2003 and held increasing roles of responsibility spanning strategic planning, corporate development, investor relations, corporate finance and business development. She is also a member of the Board of Directors of the TB Alliance, a non-profit organization dedicated to the development and distribution of treatments for tuberculosis in the developing world. Prior to Agenus, Ms. Sharp held similar roles at Elan Pharmaceuticals from 1998 to 2003, including serving as chief of staff to the Chairman of the Board of Directors during that company's restructuring. She has spearheaded numerous financing and business development transactions that were critical to the success of Agenus and Elan. Ms. Sharp was also a management consultant at McKinsey & Company as well as an investment banker at Goldman Sachs, specializing in pharmaceuticals and medical devices.

As a Chief Financial Officer of a clinical stage biopharmaceutical company, Ms. Sharp brings significant public-company financial and accounting expertise to the Board and the audit committee. In her many years in the biopharmaceutical industry, Ms. Sharp has also developed a deep expertise in critical strategic, business development and financial issues facing companies like Array.

Required Vote

The nominees for director will be elected upon a favorable vote of a plurality of the votes cast at the Annual Meeting. Shares represented by proxies cannot be voted for more than the three nominees for director.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE NOMINEES FOR ELECTION AS CLASS II DIRECTORS TO THE BOARD.

Class III Directors Continuing in Office - Term Expiring 2018

Below are biographies of the directors continuing in office whose terms will expire at the 2018 Annual Meeting:

Gwen A. Fyfe, M.D.

Dr. Fyfe, 65, has served as a member of our Board of Directors since January 2012. From 1997 to 2009, Dr. Fyfe held various positions with Genentech Inc. (now a member of the Roche Group), including Vice President, Oncology Development; Vice President, Avastin® Franchise Team; as well as the honorary title of Senior Staff Scientist. Dr. Fyfe played an important role in the development of Genentech's approved oncology agents including Rituxan®, Herceptin®, Avastin® and Tarceva®. Dr. Fyfe sat on the development oversight committee for all of Genentech's products and participated in the Research Review Committee that moved products from research into clinical development. Since leaving Genentech in 2009, Dr. Fyfe has been a consultant for venture capital firms and for a variety of biotechnology companies. Dr. Fyfe serves as a director of publicly-traded Cascadian Therapeutics, Inc. (Nasdaq: CASC) and Molecular Partners, AG (SIX: MOLN). Dr. Fyfe is a recognized oncology expert in the broader oncology community and has been an invited member of Institute of Medicine panels, National Cancer Institute working groups and grant committees and American Society of Clinical Oncologists oversight committees.

Dr. Fyfe brings to the Board of Directors extensive industry experience in the late-stage development and regulatory approval process for novel oncology therapeutics. As we evolve our business to a late-stage development and commercial stage company focused on oncology, the Board of Directors believes that Dr. Fyfe brings significant industry and strategic insights to the Board and the company.

Charles M. Baum, M.D., Ph.D.

Dr. Baum, 59, has served as a member of our Board of Directors since April 2014. Dr. Baum has served as the President and Chief Executive Officer, and a member of the board of directors, of Mirati Therapeutics since 2012. Prior to joining Mirati, Dr. Baum had worked at Pfizer since 2003, most recently as the Senior Vice President for Clinical Research within Pfizer's Worldwide Research & Development division. At Pfizer, Dr. Baum held roles of increasing responsibility, including Vice President and Head of Oncology Development and Chief Medical Officer for Pfizer's Biotherapeutics and Bioinnovation Center, a Pfizer division comprised of small biotech research units. During his tenure at Pfizer he was responsible for the development of the company's oncology portfolio, including the tyrosine kinase inhibitors Sutent® (sunitinib), Inlyta® (axitinib) and Xalkori® (crizotinib). Prior to joining Pfizer, Dr. Baum was responsible for the Phase I-IV development of several oncology compounds at Schering-Plough, including Temodar® (temozolomide).

Dr. Baum contributes important industry and executive-level experience to the Board. In particular, the Board of Directors believes Dr. Baum's experience with later stage drug development in the field of oncology and his general industry knowledge enable him to provide important strategic insights and advice to the company as its products advance in development.

Class I Directors Continuing in Office - Term Expiring 2019

Below are biographies of the directors continuing in office whose terms will expire at the 2019 Annual Meeting:

John A. Orwin

Mr. Orwin, 52, has served as a member of our Board of Directors since November 2012. He became Chief Executive Officer of Relypsa, Inc. in June 2013, a position he held until June 30, 2016 when he stepped down as Chief Executive Officer following the acquisition of Relypsa by Vifor Pharma. From February 2011 to May 2013, Mr. Orwin served as Chief Executive Officer of Affymax, Inc., which he joined in April 2010 as President and Chief Operating Officer. From January 2005 to April 2010, Mr. Orwin served at Genentech, where he was as Senior Vice President, BioOncology Business Unit since 2007. From 2001 to 2004, Mr. Orwin served in various executive level positions at Johnson & Johnson. Prior to that Mr. Orwin was Senior Director, Oncology Marketing at ALZA Pharmaceuticals (acquired by Johnson & Johnson); Vice President, Marketing at Sangstat Medical Corporation; Marketing Director, Asthma at Rhone-Poulenc Rorer Pharmaceuticals and Product Manager, Schering Oncology/Biotech at Schering-Plough Corporation. Mr. Orwin serves on the board of directors of Seattle Genetics, Inc. (Nasdaq: SGEN) and Retrophin, Inc (Nasdaq: RTRX).

Mr. Orwin brings to the Board of Directors executive-level experience at publicly-held and private biotechnology and large pharmaceutical companies, including significant experience in commercial launch and sales support. This experience allows Mr. Orwin to provide important strategic guidance to the company as it advances its programs to late-stage development and toward commercialization.

Gil J. Van Lunsen

Mr. Van Lunsen, 75, has served as a member of our Board of Directors since October 2002. Prior to his retirement in June 2000, Mr. Van Lunsen was an Office Managing Partner of KPMG LLP and led the firm's Tulsa, Oklahoma office. During his 33-year career, Mr. Van Lunsen held various positions of increasing responsibility within KPMG and was elected to the partnership in 1977. Additionally, Mr. Van Lunsen is currently the Audit Committee Chairman and a member of the Governance Committee and Compensation Committee at MACOM Technology Solutions, Inc. (Nasdaq: MTSI) in Lowell, Massachusetts.

Mr. Van Lunsen has extensive experience with complex financial and accounting issues and, as a former partner of KPMG LLP, as well as chairman of the audit committees of one other public company, provides valuable leadership and insights to the Board of Directors on financial as well as governance matters. During his tenure on our Board of Directors and the Audit Committee, Mr. Van Lunsen has also developed an intimate knowledge of critical operational and financial issues facing our company and our industry.

Meetings of the Board of Directors and Committees of the Board of Directors

Our Board of Directors held eight meetings during the fiscal year ended June 30, 2017. During the fiscal year, all of the current directors attended at least 75% of the aggregate of all meetings of the Board of Directors and all meetings of committees of which such director was a member.

Director Independence

The Board of Directors has determined that Mr. Lefkoff, Dr. Baum, Dr. Fyfe, Mr. Orwin, Ms. Sharp and Mr. Van Lunsen, comprising six of its seven members, are independent as defined by applicable rules of the NASDAQ Stock Market.

Board Leadership Structure and Role in Risk Oversight

We currently and have historically had an independent Chairman of the Board separate from our Chief Executive Officer, or CEO. Our Corporate Governance Guidelines provide that the role of Chairman and CEO may be separate or, if the Board of Directors determines, combined. If the CEO serves as Chairman, the Board of Directors will select one of the independent directors to act as a lead director to coordinate the other independent directors and to chair the executive sessions of independent directors. If these offices are separated, the Chairman will act as the lead director and the Chief Executive Officer will be responsible to the Board of Directors for the overall management and functioning of the company. The Board of Directors believes that having flexibility in determining whether to separate the roles of Chairman and CEO from time to time is in the best interest of our company and our stockholders by allowing the Board to take into account the varying needs of the company and the structure and composition of the Board of Directors at any particular time.

Our management is responsible for identifying risks facing our company, including strategic, financial, operational and regulatory risks, implementing risk management policies and procedures and managing our day to day risk exposure. Although we do not have a formal risk oversight policy, the Board of Directors through the Audit Committee discusses with management our significant financial risk exposures and monitors the adequacy of our risk assessment and risk management policies. The Compensation Committee addresses risks related to compensation and other talent-related matters and the Clinical Development Committee addresses risks related to the company's clinical development programs and strategies. In addition, the Board of Directors is regularly presented with information at its regularly scheduled and special meetings regarding risks facing our company, and management provides more frequent, informal communications to the Board between regularly scheduled meetings which are designed to give the Board of Directors regular updates about our business. The Board of Directors considers this information and provides feedback, makes recommendations, and, as appropriate, authorizes or directs management to address particular exposures to risk.

Committees of the Board of Directors

Our Board of Directors has established four standing committees, a Compensation Committee, an Audit Committee, a Corporate Governance Committee and a Clinical Development Committee. Each of the standing committees has adopted a written charter which is available on the Investor Relations portion of our website at www.arraybiopharma.com. The Corporate Governance Guidelines adopted by the Board of Directors are also available on our website.

Compensation Committee

The Compensation Committee is responsible for determining executive officers' compensation, evaluating the performance of the CEO and administering the Amended and Restated Array BioPharma Inc. Stock Option and Incentive Plan, the Array BioPharma Inc. Amended and Restated Employee Stock Purchase Plan and our Deferred Compensation Plan. The Compensation Committee has authority to retain compensation consultants to advise it on compensation matters and is directly responsible for the appointment, compensation and oversight of any such compensation consultants. The Compensation Committee held three meetings during the fiscal year ended June 30, 2017. Mr. Lefkoff, Dr. Fyfe and Mr. Orwin are members of the Compensation Committee. Mr. Lefkoff served as the chair of the Compensation Committee during fiscal 2017. The Board of Directors has determined that all members of our Compensation Committee during fiscal 2017 are independent as defined by applicable rules of the NASDAQ Stock Market. The report of the Compensation Committee is included elsewhere in this Proxy Statement.

Audit Committee

The Audit Committee is responsible for (1) retaining, overseeing and approving the fees of our independent public accountants, (2) reviewing audit plans and results with our independent public accountants, (3) reviewing the independence of the independent public accountants, (4) pre-approving all audit and non-audit fees, and (5) reviewing our internal accounting controls and discussing the adequacy of those controls with our CEO and Chief Financial Officer, or CFO. The Audit Committee is also responsible for reviewing and approving transactions in which Array participates and in which related parties have a direct or indirect material interest and for overseeing the company's legal compliance, risk management and ethics programs. The Audit Committee held six meetings during the fiscal year ended June 30, 2017. The members of the Audit Committee during fiscal 2017 Mr. Van Lunsen (chair), Mr. Lefkoff, Dr. Baum and Ms. Sharp. The Board of Directors has determined that all members of the Audit Committee during fiscal 2017 meet the independence standards for audit committee members under applicable rules of the SEC and the NASDAQ Stock Market. The Board of Directors has also determined that Mr. Lefkoff, Ms. Sharp and Mr. Van Lunsen qualify as "audit committee financial experts" as defined by applicable rules of the SEC. The report of the Audit Committee is included elsewhere in this Proxy Statement.

Corporate Governance Committee

The Corporate Governance Committee is responsible for the implementation of Array's Corporate Governance Guidelines and the evaluation and recommendation to the Board of Directors of candidates for election to the Board. The Committee also recommends policies and standards for evaluating the overall effectiveness of the Board of Directors in the governance of Array and such other activities as the Board of Directors may delegate to it from time to time. The Corporate Governance Committee will consider director nominations from our stockholders. The Corporate Governance Committee has not received any timely recommended nominations from any stockholders in connection with the 2016 Annual Meeting. See the sections below entitled "Stockholder Proposals for 2018 Annual Meeting" and "Stockholder Nominations to the Board of Directors" for information on submitting director nominations and other proposals for annual stockholder meetings. The Corporate Governance Committee held one meeting during the fiscal year ended June 30, 2017. The current members of the Corporate Governance Committee are Mr. Orwin (chair), Dr. Fyfe and Mr. Van Lunsen. The Board of Directors has determined that all Corporate Governance Committee members during fiscal 2017 are independent as defined by applicable rules of the NASDAQ Stock Market.

Clinical Development Committee

The Clinical Development Committee was established for the purpose of assisting the Board in overseeing the company's clinical development activities and decisions and to provide advice to the company's management and the Board relating to the allocation, deployment, utilization of and investment in the company's development assets. The Clinical Development Committee periodically reviews the company's clinical development programs and initiatives from a scientific perspective and provides feedback and strategic advice to management concerning those programs and initiatives. The Clinical Development Committee held three meetings during fiscal 2017. The current members of the Clinical Development Committee are Dr. Fyfe (Chair), Dr. Baum and Mr. Orwin. The Board of Directors has determined that all Clinical Development Committee members are independent as defined by applicable rules of the NASDAQ Stock Market.

Stockholder Communications with the Board of Directors

Stockholders and other interested parties may communicate with members of the Board of Directors by e-mail at BoardofDirectors@arraybiopharma.com or by writing to them at the following address:

Array BioPharma Board of Directors
c/o Array BioPharma Inc.
3200 Walnut Street
Boulder, CO 80301

Our General Counsel will receive all communications addressed to the Board of Directors and, after copying them for the company's files, will forward each communication (by United States mail or other reasonable means determined by the General Counsel) to the director or directors to whom the communication is addressed.

Our General Counsel is not required to forward any communication determined in good faith to be frivolous, hostile, threatening, illegal or similarly unsuitable or to be unrelated to the duties and responsibilities of the Board. The General Counsel will retain copies of such communications in the company's files and make them available to any member of the Board of Directors at their request.

Any communication subject to this policy that is addressed to the Chairman of the Audit Committee, the non-management members of the Board of Directors as a group or the independent members of the Board of Directors as a group will be shared with management only upon the instruction of the Chairman of the Audit Committee. All other communications will be shared with management at the time they are forwarded to the Board of Directors.

Director Attendance at Annual Meetings

All directors are strongly encouraged to attend each of our annual stockholder meetings, unless a director is not standing for reelection and his or her term is to expire at that meeting. All of our directors attended our 2016 Annual Meeting.

PROPOSAL 2 - ADVISORY VOTE ON EXECUTIVE COMPENSATION

The advisory vote on executive compensation gives stockholders the opportunity to indicate whether they approve the compensation of our named executive officers as disclosed in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. At the Annual Meeting of Stockholders held in October 2011, our stockholders indicated their preference that the advisory vote on executive compensation be held on an annual basis and we intend to seek an advisory vote on executive compensation annually.

The compensation of our named executive officers subject to the vote is disclosed in the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosure contained in this Proxy Statement. As discussed in those disclosures, we believe that our compensation policies and decisions are designed to attract, retain and motivate talented executives capable of providing the leadership, vision and execution necessary to achieve our business objectives and create long-term stockholder value. We seek to create a pay-for-performance environment that aligns the interests of our executive officers with the creation of stockholder value. The Compensation Committee also seeks to provide industry-competitive compensation to attract and retain employees with the skills and expertise needed to manage an increasingly complex business and to reward actions and outcomes that are consistent with decision-making that is in the short- and long-term best interests of the company and do not encourage excessive risk taking.

The primary components of our executive compensation program include the following:

  Salary:  Base salary is the primary fixed component of our executive compensation program. Because base salary is a key reference point for individuals considering a change in employment, we must offer industry competitive salaries to attract and retain talented management. Salaries are generally set within a range of salaries paid to industry peers and reflect variations for individuals based on professional and industry experience, levels of responsibility and competition for talent in certain areas.

  Performance Bonus Program:  Our performance-based bonus program allows our executives and other employees to earn an annual bonus based on achievement of company performance goals and objectives established at the outset of each fiscal year. The performance goals consist of financial goals, discovery research goals and development goals relating to our proprietary programs. The same goals apply company-wide to all employees. The program is designed to strengthen the connection between individual performance and company success and to reinforce a pay-for-performance philosophy. Our performance bonus program is also intended to ensure that total compensation of our employees, including our executives, is competitive within our industry.

  Equity Compensation:  We provide equity compensation to our executives and other employees in the form of stock options and restricted stock units that vest generally over a four-year period or upon achievement of performance conditions. Our equity compensation is designed to encourage retention because the recipient must remain employed to receive the award and to align the interests of our executives and other employees with those of our stockholders by creating an incentive to maximize stockholder value.

  Payments Upon Termination or Change in Control:  We have entered into employment agreements with all of our executive officers other than Mr. Horin, who served as our interim Chief Financial Officer until July 28, 2016, when Mr. Haddock was appointed Chief Financial Officer. These agreements provide for severance compensation to be paid if the executives are terminated under certain conditions, such as in connection with a change-in-control of Array, and for the acceleration of vesting of all or a portion of outstanding equity awards upon a change in control. The severance and change in control benefits are common among our peer group, and the Compensation Committee believes that providing mutually-agreed to severance arrangements provides us with more flexibility to make a change in management if it is in the best interest of our stockholders. In addition, payments upon a change in control promote the ability of our executives to act in the best interests of our stockholders even though they may be terminated as a result of a transaction.

We urge you to read the more detailed discussion of executive compensation below contained in the section entitled "Compensation Discussion and Analysis" and in the tables and narrative discussion that follow.

Because the vote is advisory, it is not binding on the Board of Directors or Array. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

The Board is asking the stockholders to indicate their support for the compensation of our named executive officers as described in this Proxy Statement by casting a non-binding advisory vote "FOR" the following resolution:

        "RESOLVED, that the compensation paid to the company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED."

Advisory approval of this proposal requires the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will have the same effect as a negative vote. Broker "non-votes" will not be counted for purposes of Proposal 2.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF EXECUTIVE COMPENSATION UNDER PROPOSAL 2.

 PROPOSAL 3 - ADVISORY VOTE ON THE FREQUENCY OF THE SOLICITATION OF FUTURE ADVISORY STOCKHOLDER VOTES ON EXECUTIVE COMPENSATION

We are also asking our stockholders to indicate their preference regarding how frequently the company should solicit a non-binding advisory vote on the compensation of our named executive officers as disclosed in our proxy statements, by voting for one, two or three years or abstaining from voting on the resolution below:

    "RESOLVED, that the alternative of soliciting advisory stockholder approval of the compensation of Array's named executive officers once every one, two or three calendar years that receives the highest number of votes from the holders of shares present in person or represented by proxy and entitled to vote at the annual meeting shall be considered the frequency preferred by the stockholders."

After considering the benefits and consequences of each alternative, the Board recommends that the advisory vote on the compensation of the Company's named executive officers be submitted to the stockholders every year.

We value the opinion of our stockholders and welcome communication regarding our executive compensation policies and practices. Accordingly, after taking into account various considerations, the Board believes that an annual vote is the most appropriate alternative for Array, as it will provide stockholders with the ability to express their views on our executive compensation policies and practices each year.

While the Board believes that its recommendation is appropriate at this time, the stockholders are not voting to approve or disapprove that recommendation. Instead, the stockholders are being asked to indicate their preferences, on an advisory basis, as to whether the non-binding advisory vote on the approval of our executive officer compensation practices should be held every year, every other year or every three years. The frequency that receives the highest number of votes from the holders of shares present in person or represented by proxy and entitled to vote at the annual meeting will be deemed to be the frequency preferred by the stockholders.

As this vote is advisory, it will not be binding upon the Board or Array and the Board may decide that it is in the best interest of our stockholders to hold an advisory vote on executive compensation more or less frequently than the frequency receiving the most votes cast by our stockholders. However, the Board will carefully consider the outcome of this vote when considering the frequency of future advisory votes on executive compensation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF "ONE YEAR" ON PROPOSAL 3 AS THE PREFERRED FREQUENCY FOR FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION.

PROPOSAL 4 - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

KPMG LLP has served as our independent registered public accountants since October 14, 2004. Representatives from KPMG LLP are expected to be present at the Annual Meeting, and will have an opportunity to make a statement at the Annual Meeting if they desire to do so and are expected to be available to respond to appropriate questions at the Annual Meeting.

We are asking the stockholders to ratify the Audit Committee's selection of KPMG LLP as our independent registered public accountants for the fiscal year ending June 30, 2018. If the stockholders do not ratify the selection, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee feels that such a change would be in the best interests of Array and our stockholders.

Required Vote

The approval by the affirmative vote of the holders of a majority of the shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the selection of KPMG LLP. Abstentions will have the same effect as a negative vote. Broker "non-votes" will not be counted for purposes of approving Proposal 4.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING JUNE 30, 2018.

 AUDIT COMMITTEE REPORT

The information in this report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in any such filings.

The Audit Committee reviewed and discussed the audited financial statements for the fiscal year ended June 30, 2017, with our management and with our independent registered public accountants, KPMG LLP. In addition, the Audit Committee discussed with KPMG LLP the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, (AICPA, Professional Standards, Vol. 1 AU Section 380) relating to the conduct of the audit. The Audit Committee also discussed with KPMG LLP the written disclosures and the letter from KPMG LLP required by the applicable requirements of the Public Company Accounting Oversight Board and considered the compatibility of the non-audit services provided by the independent registered public accountants with their independence.

Based on the Audit Committee's review of the audited financial statements and the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended June 30, 2017 be included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2017, for filing with the SEC.

Audit Committee of the Board of Directors

Gil J. Van Lunsen (Chair)
Charles M. Baum, M.D., Ph.D.
Kyle A. Lefkoff
Shalini Sharp

Fees Billed by the Principal Accountant

We were billed the following fees by our independent registered public accountants for the fiscal years ended June 30, 2017 and 2016:

	Year Ended June 30,
	2017	2016
Audit Fees (1)	$742,580	$592,090
Audit-Related Fees (2)	7,265	160,985
Tax Fees (3)
All Other Fees (4)	—	—
(1)
Audit fees consist of fees for services necessary to perform the audit of our financial statements for fiscal 2017 and 2016 and review of documents filed with the SEC.

(2)
Audit-related fees consist of fees for assurance and related services reasonably related to the performance of the audit or review.

(3)
Tax fees consist of fees for tax compliance, tax advice and tax planning services.

(4)
All other fees include the aggregate of the fees billed in each of the last two fiscal years for products and services provided by the principal accountant other than the products and services disclosed as Audit Fees, Audit-Related Fees and Tax Fees.

Pre-Approval of Services

The Audit Committee pre-approves all audit and non-audit services rendered by our independent auditor. The Audit Committee has not adopted a formal written policy or procedures for the pre-approval of audit and non-audit services rendered by our independent auditor. The Audit Committee generally pre-approves specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee's approval of the scope of the engagement of the independent auditor or on an individual explicit case-by-case basis before the independent auditor is engaged to provide each service. The Audit Committee approved all audit, audit-related and tax fees for fiscal year 2017.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of August 30, 2017 by:

  •
  each person serving during fiscal 2017 as our Principal Executive Officer and as our Principal Financial Officer and our three other most highly compensated executive officers in fiscal 2017, whom we collectively refer to as our named executive officers;

  •
  each of our directors;

  •
  all of our directors and executive officers as a group; and

  •
  each person (or group of affiliated persons) known by us to beneficially own more than 5% of our outstanding common stock.

Name	Number of Shares Beneficially Owned (#)	Percentage of Shares Beneficially Owned (%)(a)

Named Executive Officers:
Ron Squarer (b)	2,086,932	1.2%
Jason Haddock (c)	143,750	*
David J. Horin	—	*
Victor Sandor, M.D. (d)	716,210	*
Andrew R. Robbins (e)	660,432	*
John R. Moore (f)	928,165	*
Directors:
Kyle A. Lefkoff (g)	201,585	*
Charles M. Baum, M.D., Ph.D. (h)	60,000	*
Gwen A. Fyfe, M.D. (i)	150,000	*
John A. Orwin (j)	130,000	*
Shalini Sharp	—	*
Gil J. Van Lunsen (k)	250,260	*
All directors and officers as a group (13 persons) (l)	5,625,184	3.18%
Five percent shareholders:
FMR (m)	24,800,136	14.4%
Redmile Group (n)	16,618,776	9.7%
Orbimed (o)	16,088,800	9.4%
BlackRock (p)	12,815,704	7.5%
The Vanguard Group (q)	16,993,415	9.9%
  *
  Less than 1%.

(a)
Unless otherwise indicated, each person has sole voting and investment power with respect to shares shown as beneficially owned by such person. For purposes of calculating the number and percentage of shares beneficially owned, the number of shares of common stock deemed outstanding consists of

  171,766,223 shares outstanding on August 30, 2017 plus the number of shares of common stock underlying stock options held by the named person that are exercisable as of October 29, 2017, which is 60 days after August 30, 2017. Except as otherwise specified below, the address of each of the beneficial owners identified is c/o Array BioPharma Inc., 3200 Walnut Street, Boulder, Colorado 80301.

(b)
Includes options to purchase 2,009,061 shares of common stock that will be exercisable as of October 29, 2017.

(c)
Includes options to purchase 123,750 shares of common stock that will be exercisable as of October 29, 2017.

(d)
Includes options to purchase 561,712 shares of common stock that will be exercisable as of October 29, 2017.

(e)
Includes options to purchase 643,436 shares of common stock that will be exercisable as of October 29, 2017.

(f)
Includes 78,376 RSU's which will vest prior to October 29, 2017 and options to purchase 823,125 shares of common stock that will be exercisable as of October 29, 2017.

(g)
Includes 5,000 RSUs which will vest prior to October 29, 2017 and options to purchase 145,000 shares of common stock that will be exercisable as of October 29, 2017, 30,000 shares of common stock in trust for the benefit of Mr. Lefkoff's minor children and 15,000 shares of common stock held by BV Partners III Profit Sharing account for the benefit of Mr. Lefkoff. The address of Mr. Lefkoff is c/o Boulder Ventures, 1941 Pearl Street, Suite 300, Boulder, Colorado 80302.

(h)
Includes 5,000 RSUs which will vest prior to October 29, 2017 and options to purchase 50,000 shares of common stock that will be exercisable as of October 29, 2017.

(i)
Includes 5,000 RSUs which will vest prior to October 29, 2017 and options to purchase 140,000 shares of common stock that are exercisable as of October 29, 2017.

(j)
Includes 5,000 RSUs which will vest prior to October 29, 2017 and options to purchase 120,000 shares of common stock that will be exercisable as of October 29, 2017.

(k)
Includes 5,000 RSUs which will vest prior to October 29, 2017 and options to purchase 235,000 shares of common stock that will be exercisable as of October 29, 2017.

(l)
Includes 103,376 RSUs which will vest prior to October 29, 2017 and options to purchase 5,124,834 shares of common stock that will be exercisable as of October 29, 2017.

(m)
Based on information set forth in Schedule 13G filed under the Exchange Act on February 13, 2017, reporting 24,800,136 shares of common stock beneficially owned by FMR, LLC. Such shares may be deemed to be beneficially owned by FIAM LLC, FMR Co., Inc. and Abigail P. Johnson and members of the Johnson family, through their ownership, directly or through trusts, of voting shares of FMR LLC. The address of FMR LLC is 245 Summer Street, Boston, MA 02210.

(n)
Based on information set forth in Schedule 13G filed under the Exchange Act on February 14, 2017, reporting 16,618,776 shares of common stock beneficially owned by Redmile Group, LLC. Redmile, as the general partner and/or investment manager to certain investment limited partnerships, pooled investment vehicle(s), separately managed accounts, etc. and Jeremy Green, as the majority managing member and owner of Redmile, may be therefore be deemed to beneficially own the shares held by Redmile. The address of Redmile Group, LLC is One Letterman Drive, Builder D, Suite D3-300, San Francisco, CA 94111.

(o)
Based on information set forth in Schedule 13G filed February 13, 2017 reporting 5,667,500 shares of common stock beneficially owned by OrbiMed Advisors LLC and 10,421,300 shares of common stock beneficially owned by OrbiMed Capital LLC. All such shares may be deemed beneficially owned by Samuel D. Isaly, through his control of OrbiMed Advisors LLC and OrbiMed Capital LLC. The address of OrbiMed Advisors LLC is 601 Lexington Avenue, 54th Floor, New York, NY 10022.

(p)
Based on information set forth in Schedule 13G filed under the Exchange Act on January 18, 2017 reporting 12,815,704 shares of common stock beneficially owned by BlackRock, Inc. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(q)
Based on information set forth in Schedule 13G filed under the Exchange Act on April 10, 2017, reporting 16,993,415 shares of common stock beneficially owned by The Vanguard Group, Inc., including 202,812 shares of common stock that may be deemed to be beneficially owned by the Vanguard Fiduciary Trust Company and 33,477 shares of common stock that may be deemed to be beneficially owned by Vanguard Investments Australia, Ltd.; each of such entities is a wholly-owned subsidiary of The Vanguard Group, Inc. The address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, PA 19355.

EXECUTIVE OFFICERS

The table below shows the names, ages and positions of our executive officers as of August 30, 2017.

Name	Age	Position

Ron Squarer	50	Chief Executive Officer
Jason Haddock	47	Chief Financial Officer
Victor Sandor	51	Chief Medical Officer
Andrew R. Robbins	41	Chief Operating Officer
Curtis G. Oltmans	54	Executive Vice President, General Counsel and Secretary
Nicholas A. Saccomano	58	Chief Scientific Officer

Please see "PROPOSAL 1 ELECTION OF DIRECTORS" above for the biography of Mr. Squarer.

Jason Haddock

Mr. Haddock joined Array as our Chief Financial Officer in July 2016., From November 2001 to January 2015, Mr. Haddock held leadership positions of increasing responsibility at Bristol-Myers Squibb, in a variety of accounting, planning, commercial, analytical and business development capacities for high-growth business units, including Head of Finance for the Worldwide Commercialization and Medical divisions. Mr. Haddock has served as CFO and COO for high-growth business units in Asia Pacific, Europe and the United States. He also served as CFO and COO at BERG Health, a privately held Boston biopharmaceutical company from June 2015 to July 2016.

Curtis Oltmans

Mr. Oltmans joined Array as our Executive Vice President and General Counsel on August 15, 2017. Prior to Array, he most recently served as Corporate Vice President and General Counsel, North America, at Novo Nordisk, Inc., a fully integrated, leading global healthcare company, where he was responsible for strategy and initiatives in the areas of law, including litigation and intellectual property, and public affairs for the company's substantial business in North America. Prior to Novo Nordisk, Mr. Oltmans spent 13 years at Eli Lilly and Company in a variety of legal roles, including litigation, FDA regulatory and international law.

Andrew R. Robbins

Mr. Robbins has served as our Chief Operating Officer since March 2015. From July 2012, he was our Senior Vice President, Commercial Operations. Mr. Robbins has extensive commercial, development and strategic leadership expertise from a 15-year career in the pharmaceutical industry, with a specific focus on oncology/hematology products. From January 2007 to July 2012, he held management positions at Hospira, Inc., a global pharmaceutical and medical device company, including General Manager/Vice President of the U.S. Alternate Site business unit and Vice President of Corporate Development. Prior to joining Array, Mr. Robbins also served on the board of directors of Fate Therapeutics, Cytograft and StemCor Systems, all venture-backed health care companies. Prior to January 2007 he held commercial leadership positions within Pfizer's oncology unit.

Nicholas A. Saccomano, Ph.D.

Dr. Saccomano has 30 years of experience in pharmaceutical and biotechnology research and development, with expertise in discovery research, clinical development, portfolio strategy, technology and clinical candidate licensing, and scientific partnering. Dr. Saccomano most recently served as Chief Technology Officer at SomaLogic, Inc., headquartered in Boulder, Colorado, from January 2010 to May 2014 and as a consultant for SomaLogic from June 2009 to December 2009. Prior to joining Somalogic, Dr. Saccomano served as Chief Scientific Officer at Bend Research Inc., headquartered in Bend, Oregon, from May 2008 to December 2008, and as a consultant for Bend Research from January 2009 to December 2009 and continued on their board of directors until October 2013. Dr. Saccomano also held positions of increasing responsibility at Pfizer, Inc. from December 1984 to May 2008, including Senior Vice President in the R&D organization and Vice President of Discovery Technology. As head of discovery technology, he managed and developed a diverse set of enabling technologies used broadly across the drug discovery pipeline. During his tenure at Pfizer, he also directed medicinal sciences, drug discovery and strategic alliances.

Victor Sandor, M.D.

Dr. Sandor has served as our Chief Medical Officer since September 2014. Prior to joining Array, Dr. Sandor was Senior Vice President for Global Clinical Development at Incyte Corporation, a position he held beginning May 2014 after first joining Incyte in February 2010 as its Vice President Global Oncology Drug Development. Prior to joining Incyte, Dr. Sandor was Vice President and Chief Medical Officer for oncology at Biogen Idec from November 2009 to February 2010. He previously held positions of increasing responsibility in oncology product development at AstraZeneca from September 2002 to November 2009, where he played an important role in the registration of Arimidex for adjuvant use, the development of Faslodex, and the development of several early stage programs through proof of concept.

John R. Moore

Mr. Moore served as our Vice President and General Counsel since May 2002 and as our corporate secretary since October 2002. Mr. Moore notified Array of his retirement on August 9, 2017 and his last day of employment with Array was September 8, 2017. Prior to joining Array, Mr. Moore was an associate for three years with the law firm of Wilson Sonsini Goodrich & Rosati where he negotiated transactions involving technology, intellectual property and products. From September 1992 to July 1996, and August 1996 to June 1999, Mr. Moore was an associate with the law firms of Kenyon & Kenyon and Arnold White & Durkee, respectively, where he focused on intellectual property matters.

 COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of Array BioPharma Inc. oversees Array's compensation program on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement.

In reliance on the review and discussion referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2017 and our Proxy Statement to be filed in connection with our 2017 Annual Meeting of Stockholders, each of which are filed with the SEC.

Compensation Committee

Kyle A. Lefkoff (Chair)
Gwen A. Fyfe, M.D.
John A. Orwin

COMPENSATION DISCUSSION AND ANALYSIS

This section provides information regarding the compensation program in place for our named executive officers, who we refer to as our NEOs, and includes information regarding, among other things, the overall objectives of our compensation program and each element of compensation that we provide. Our NEOs consist of each person serving during fiscal 2017 as our Principal Executive Officer and as our Principal Financial Officer and our three other most highly compensated executive officers for fiscal 2017.

General

The Compensation Committee of our Board of Directors, or the Compensation Committee, has responsibility for determining the compensation of our NEOs for approval by our independent directors. The Compensation Committee also administers our Stock Option and Incentive Plan and our Employee Stock Purchase Plan, or ESPP, and considers and approves new hire and periodic retention grants under the Stock Option and Incentive Plan to NEOs and other members of management and determines the terms of performance-based compensation under our annual Performance Bonus Program applicable to our NEOs and other salaried employees. The Compensation Committee acts pursuant to a charter that has been approved by our Board, a copy of which is available on the Investor Relations section of our website at www.arraybiopharma.com.

Objectives and Philosophy of Our Compensation Program

The compensation program for our NEOs is designed to attract, retain, motivate and reward talented executives who can contribute to our long-term success and thereby build value for our stockholders. Our compensation program is based on the following key principles:

  •
  A significant component of pay that is linked with performance and the achievement of our strategic goals.

  •
  Overall compensation that is competitive in the industry in which we compete for executive talent.

  •
  Alignment of NEO interests with those of our stockholders through equity compensation.

  •
  Recognition of individual contributions, teamwork and performance.

Other factors specific to our company weigh heavily into our NEO compensation decisions, including the factors described below.

Evolution of Business

Our NEOs are executing our long-term business strategy to build a commercial stage biopharmaceutical company, as well as nearer term strategies that support our long-term objectives. We believe their compensation should create appropriate incentives that are consistent with these strategies. Accordingly, the Compensation Committee evaluates and adjusts the performance metrics annually for performance-based compensation for our NEOs to align them with our strategic goals. The Compensation Committee also considers whether performance goals or other elements of our compensation encourage risk taking that may be considered excessive or not in the best interest of the company. In addition, our senior team, which has not increased appreciably in size, is managing a changing and increasingly complex business. We strive to recognize these efforts by compensating NEOs for the increased demands and risks associated with our business model, such as through annual merit pay increases and stock option or other equity awards.

Intense Competition for Management Talent

Like any company, we strive to recruit top talent at all levels of our organization. It is Array's strategy to build a commercial stage biopharmaceutical company. The competition for executive talent in certain areas of our business, most notably clinical development and regulatory talent, is especially intense. As we build our clinical and commercialization capabilities, we may on occasion find it necessary to exceed the total compensation offered by more established competitors, including our peer group, to attract the talent we need in this area.

Stockholder Advisory Vote

Although the stockholder vote on executive compensation described under Proposal 2 above and the stockholder vote on the frequency of future stockholder advisory votes described under Proposal 3 above are advisory and not binding on the Board of Directors or Array, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of these votes in making determinations in the future regarding executive compensation arrangements and the frequency of stockholder advisory votes on executive compensation.

Compensation Methodology

The Compensation Committee annually reviews target salary, performance bonus and equity compensation for our NEOs and other executive officers, and periodically reviews other elements of compensation. Compensation decisions are based primarily on the following:

    Peer and industry data.  The Compensation Committee uses peer and industry data as a reference in setting base salaries, determining the appropriate level and mix of equity compensation and the type and portion of compensation tied to performance goals.

    Annual performance reviews.  Through our Chairman, the independent members of our Board of Directors conduct annual performance reviews of our CEO. Our CEO conducts and presents the performance reviews of the other NEOs and executive officers to the Compensation Committee after the end of each fiscal year. Based on these reviews, the Compensation Committee considers individual factors, such as:

      •
      Long-term performance

      •
      Tenure with the company

      •
      Retention concerns

      •
      Prior and potential for future contributions to company growth

      •
      Industry experience

    CEO recommendations.  The Compensation Committee seeks the input of our CEO in setting the salary and target bonus levels for other NEOs and executive officers. The Compensation Committee also considers recommendations from our CEO regarding annual performance metrics and target amounts under the Performance Bonus Program.

Each fiscal year, the Compensation Committee reviews and determines the base salaries of our CEO and the other NEOs and approves the target bonus amounts under an annual Performance Bonus Program for the upcoming fiscal year based on a percentage of base salary for the NEOs and the rest of the management team as well as annual grants of equity under our Stock Option and Incentive Plan. The Compensation Committee determines the annual performance goals under the Performance Bonus Program for the upcoming year through an iterative process with management, and seeks input from the other independent directors on the Board as it considers appropriate, and may adjust the recommendations of management regarding the performance metrics and the target amounts in light of the company's near- and long-term strategic goals and operating plan for the upcoming year. Following completion of the audit of our annual financial statements, the Compensation Committee approves the specific bonus amounts payable to the NEOs and other executive officers and employees under the Performance Bonus Program based on actual company performance.

The Compensation Committee's approach in establishing the compensation of our CEO is consistent with the approach in establishing the compensation of the other NEOs, but the Compensation Committee bases a larger percentage of his target compensation on Array's performance. Accordingly, under Mr. Squarer's employment agreement, Mr. Squarer is eligible to receive an annual performance-based bonus, anticipated to range between 25% and 75%, with a target of 50%, of Mr. Squarer's base salary, provided that minimum performance criteria are achieved under the Performance Bonus Program. Mr. Squarer's target bonus percentage for fiscal 2017 was 60%. This compares with targets of 35% or 45% of base salary for the other NEOs and executive officers in fiscal 2017.

The Compensation Committee has the authority to engage outside compensation consultants to advise it in determining executive compensation and during fiscal 2017 engaged Radford Consulting Services, an independent consultant, to perform a comprehensive analysis of total compensation for our executives and of each element of our executive compensation programs for fiscal 2017, including peer group development, analysis of each element of our executive compensation programs relative to our peer group, and executive compensation assessment and recommendations. On a periodic basis, we may also purchase proprietary executive and employee compensation survey data from Radford. The surveys we have purchased are not customized.

The Compensation Committee has also engaged Radford to advise it on executive compensation programs for fiscal 2018. The Compensation Committee approved the engagement of Radford for fiscal 2017 and for fiscal 2018 after determining Radford to be independent under applicable NASDAQ rules, which included consideration of the following factors: (i) the provision of other services by Radford to the company, (ii) the amount of fees paid by the company to Radford as a percentage of Radford's total revenue, (iii) Radford's policies and procedures that are designed to prevent conflicts of interest, (iv) any business or personal relationships with a member of the compensation committee, (v) any stock of the company owned by the compensation consultant, and (vi) any business or personal relationship of the compensation consultant or Radford with an executive officer of the company.

Peer and Industry Data

As a point of reference to ensure our cash, equity, incentive and total compensation is competitive, the Compensation Committee considers peer company and industry survey data. In setting NEO compensation for fiscal 2017, the Compensation Committee analyzed publicly-available data for the following peer pharmaceutical and biotechnology companies:

Acceleron Pharma, Inc.	Amicus Therapeutics, Inc.
Arena Pharmaceuticals, Inc.	Celldex Therapeutics, Inc.
Clovis Oncology, Inc.	Exelixis, Inc.
Five Prime Therapeutics, Inc.	ImmunoGen, Inc.
Immunomedics, Inc.	Karyopharm Therapeutics Inc.
Lexicon Pharmaceuticals, Inc.	MacroGenics, Inc.
Merrimack Pharmaceuticals, Inc.	Neurocrine Biosciences, Inc.
Rigel Pharmaceuticals, Inc.	Sangamo BioSciences, Inc.

These peer companies were selected from among publicly-held U.S. pharmaceutical and biotechnology companies in mid- to late-stages of product development based on the following criteria: between 50 and 300 employees with a market capitalization between $150 million and $1.5 billion.

In setting compensation for fiscal 2018, the Compensation Committee selected the following peer companies with comparable operations from among publicly-held U.S. pharmaceutical and biotechnology companies that had between 50 and 300 employees with a market capitalization between $500 million and $4.0 billion:

Acceleron Pharma, Inc.	Agios Pharmaceuticals, Inc.
Alder BioPharmaceuticals Inc.	Amicus Therapeutics, Inc.
Arena Pharmaceuticals, Inc.	Clovis Oncology, Inc.
FibroGen, Inc.	Five Prime Therapeutics, Inc.
ImmunoGen, Inc.	Immunomedics, Inc.
Karyopharm Therapeutics Inc.	Lexicon Pharmaceuticals, Inc.
MacroGenics, Inc.	Neurocrine Biosciences, Inc.
Prothena Corp plc	Sangamo BioSciences, Inc.

The Compensation Committee may also take into account broader based life sciences industry survey data for executive compensation among companies of our size published by Radford Surveys and Consulting as we believe that this information provides us with a statistically significant sample that supplements our peer group data. We generally target total compensation for our NEOs at the 50th percentile of the survey group; however the Compensation Committee may vary from this target based on factors such as responsibilities of an NEO that may differ from the comparable executive level in the survey group, experience level, historical pay, individual performance and marketplace demands for the position.

As our business model evolves, the Compensation Committee reevaluates the peer companies used in benchmarking executive compensation to ensure the peer companies are comparable in size, market capitalization and the scope and nature of their operations to Array.

Elements of Our Compensation Program

The primary components of executive compensation are industry competitive salaries, bonuses of cash and/or equity based on annual operational and financial objectives or other performance-based goals and on individual merit, and equity compensation grants of stock options and restricted stock units upon hiring and periodically through retention grants.

Salary

We believe base salary is the key compensation-related reference point for individuals considering an employment change and that we must offer industry competitive base salaries. Our peer group analysis and industry survey data therefore serve as a starting point in setting salaries for our NEOs. We generally target a base salary for NEOs at the 50th percentile of the survey group, although for fiscal 2017 and historically, base salary for some of our NEOs has been below this level, and with limited exceptions has been higher than the 50th percentile where an NEO takes on additional responsibilities or has unique and valuable experience. Although peer data is an important reference point, the Compensation Committee recognizes that titles and levels of responsibility vary greatly from company to company and considers other factors, such as industry experience and competition for talent in certain areas.

Performance Bonus Program

As more fully described below, we have established an annual Performance Bonus Program under which bonuses are paid to our NEOs and other employees based on achievement of company performance goals and objectives established by the Compensation Committee, which are described below. The bonus program is intended to strengthen the connection between individual compensation and company success, reinforce our pay-for-performance philosophy by awarding higher bonuses to higher performing executives, and help ensure that our compensation is competitive. Under the terms of the Performance Bonus Program, the Compensation Committee may determine to pay bonuses in shares of common stock, stock options, cash or any combination and considers factors such as the appropriate percentage of equity and non-equity compensation and the company's cash resources in a particular fiscal year. For fiscal 2009 through fiscal 2012, the Compensation Committee approved payment of the bonuses in shares of common stock and for fiscal 2013 and through 2017, the Compensation Committee approved payment of the bonuses in cash.

Each NEO is eligible to receive a bonus under the program calculated by multiplying his base salary by a percentage value assigned to him or to his position by the Compensation Committee. During fiscal 2016, the target bonus amounts were between 35% and 45% of base salary for our executive officers other than Mr. Squarer, and Mr. Squarer's target bonus amount was 60% of his base salary. Following the end of each fiscal year, the Compensation Committee determines in its discretion the extent to which the company-wide goals have been achieved. Based on this assessment, the Compensation Committee awards bonuses equal to the overall percentage achievement of the performance goals, as determined by the Compensation Committee, multiplied by an employee's target bonus amount. The Compensation Committee may award a bonus in an amount less than or greater than the amount earned by a participant under the bonus program. To date, the Compensation Committee has not exercised its discretion to modify the bonus amounts payable in accordance with the terms of the Performance Bonus Program. No bonuses are guaranteed under the program and the Compensation Committee can amend the program at any time until bonuses are paid.

Performance Metrics

The performance bonuses for fiscal 2017 were based on our performance relative to the following performance criteria:

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  Financial goals consisting of revenue, year-end cash, cash equivalents and accounts receivable targets and partnership objectives;

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  Discovery research goals for our proprietary drug programs; and

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  Clinical development goals relating to our proprietary drug programs.

In determining the bonus awards for fiscal 2017, the foregoing goals were weighted as follows: financial goals 20%; discovery research goals 20%; and clinical development goals 60%. Individual goals within these categories were also weighted.

Annual Performance Goals.  The Compensation Committee establishes threshold, target and stretch goals for each performance metric annually based on the company's operating plan and its drug discovery and development plans and through an iterative process with management. For fiscal 2017, the financial goals were revenue (excluding reimbursement revenue) of $15 million to $20 million, fiscal year end cash, cash equivalents and accounts receivable of $10 million to $40 million and completion of a transaction with a partner in Japan. The discovery research goals for fiscal 2017 were to deliver at least one product candidate to a partner, to deliver a novel proprietary oncology product candidate, to secure research partnerships representing at least 40-50 FTEs or revenue equivalent and to advance one exploratory program into feasibility. The fiscal 2017 development goals included positive FDA outcomes relating to the NEMO trial, achievement of the primary endpoint and submission of an NDA for the COLUMBUS trial, safety lead-in completion and patient enrollment goals in the BEACON CRC trial, declaration of a recommended Phase 2 combination dose for ARRY-382, progress regarding enabling activities and achieving first commercial sale of one of the Company's products. Identical performance goals form the basis for the bonus structure for almost all of our employees, and we believe there is an intangible benefit to focusing all levels of personnel on consistent goals. We also believe there is a strong correlation between achievement of these goals and the success of our business as measured by our stock performance and the perception of analysts and investors.

The Compensation Committee strives to set many of the performance goals at ambitious levels to provide a meaningful incentive. We have historically met a mixture of the goals and overall have met or slightly exceeded the target level of achievements to reach 100%. For fiscal 2017, 2016 and 2015, we achieved 112%,125% and 111% of the target level goals, respectively, established by the Compensation Committee. Generally, the Compensation Committee sets the goals such that the relative level of difficulty of achieving the target level is consistent from year to year. The Compensation Committee considers the minimum goals to be likely to be achieved, the target goals to be difficult to achieve and the stretch goals to be improbable to achieve. A percentage of each NEO's target bonus amount may be awarded following the end of the fiscal year based on whether the minimum, target or stretch goals are met and the weighting of those goals. The Compensation Committee has discretion to award bonuses under the program if a particular performance goal is not met.

In determining the bonus awards for fiscal 2017, the Compensation Committee concluded that the target financial goals were exceeded, including revenue, cash and business development activities. The Compensation Committee also determined that the discovery research goals were exceeded, including successful delivery of a product candidate to a partner, advancing a novel exploratory program into feasibility, ensuring significant discovery collaboration funding, and nominating a novel Oncology Product Candidate for further internal development. The Compensation Committee also approved partial achievement of the target development goals, including completion of the BEACON CRC safety run-in, establishing a recommended Phase 2 dose for the combination of ARRY-382 and pembrolizumab, and achieving pre-specified clinical outcomes on three ongoing trials. After applying the weighting factors previously established by the Compensation Committee to each of the goals, this performance resulted in a total score of 111.7%, which was the percentage the Compensation Committee used to calculate the fiscal 2017 bonus amounts to be paid under the Performance Bonus Program in accordance with the formulas set forth in the Performance Bonus Program.

Individual Performance.  The Compensation Committee also evaluates individual performance in approving the specific bonus amount that an NEO or other participant is entitled to based on the individual's performance review.

Equity Compensation

Stock Options and Restricted Stock Units.  We provide equity compensation to our NEOs in the form of stock option and restricted stock unit grants under our Stock Option and Incentive Plan that generally vest in four annual installments from the date of grant. The Compensation Committee has and may in the future make equity grants with performance-based vesting requirements outside of the Performance Bonus Program if there are specific milestones or events that are particularly strategic to the company that the Compensation Committee believes, if achieved, should be rewarded through additional grants. The Compensation Committee believes stock option and restricted stock unit awards to our NEOs and other employees encourage retention, because the recipient must remain employed with the company to receive the benefit of the award. The Compensation Committee also believes stock options align the interests of management and our stockholders, since they are of no value to the executive if our stock's value does not increase. The Compensation Committee also believes that restricted stock units provide an important additional retention incentive to our NEOs and employees as their future value is less dependent on our stock price, which has and will likely continue to experience volatility. For these reasons, the Compensation Committee considers stock options and restricted stock units to be an important part of total compensation for our executives. The Stock Option and Incentive Plan authorizes the issuance of other forms of equity compensation, and the Compensation Committee periodically reviews and considers other forms of equity grants and may determine in the future to award other or additional forms of equity compensation if it determines the grants support the company's compensation philosophies.

Our implementation of Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718, "Stock Compensation" makes granting stock options somewhat less attractive by requiring that we expense the fair value of the grant for financial accounting purposes. Although this accounting treatment is one of the factors we consider in awarding options, it has not had a significant impact on our granting practices, since we believe stock options remain a highly valued component of the overall compensation package for management of a growth company such as ours and are the primary means by which our executives share in the company's growth.

Stock options are awarded to all of our full-time employees, including NEOs, upon hiring. Certain of our NEOs have also received grants of restricted stock units upon hiring. Stock options generally vest in four equal annual installments beginning on the one-year anniversary of the hire date for new hire grants. In addition, each fiscal year the Compensation Committee considers whether to award retention grants of stock option and restricted stock units to existing employees, including NEOs. If awarded, retention grants are made on an annual basis and vest in four equal annual installments. The Compensation Committee believes that annual retention grants minimize the distortion created by stock price volatility if options were granted less frequently than annually, while continuing to provide a meaningful ongoing incentive for our NEOs and other employees to remain with Array. In addition, with annual grants, employees will have a significant number of unvested options and unvested restricted stock units each year, thereby providing a stronger retention incentive.

The Compensation Committee also considers on an annual basis whether to award shares of common stock or options rather than cash under our performance bonus program described above, and has discretion to approve additional stock option awards for reasons such as strong individual performance or internal pay equity considerations.

The exercise price of all employee stock options is equal to the fair market value of our common stock on the date of grant, measured as the closing price of our common stock on the grant date as reported by the NASDAQ Stock Market.

In establishing award levels, including for NEOs, the Compensation Committee takes into account an analysis of peer group data and industry survey data and, for retention grants, individual performance. The Compensation Committee also considers individual contribution and performance, based in part on input from our CEO for grants to other NEOs and employees, and factors such as the difficulty in replacing certain individuals within the organization. We believe that competitors who might try to hire away our employees would offer new equity awards to our employees without regard to the value of any prior awards made by us. Therefore, the Compensation Committee places less emphasis on the equity ownership levels of the recipients, the size of prior awards that are fully vested or amounts realized by the executives for previous awards.

Option Grant Practices.  Historically, the timing of our grants of stock options has been based on internal operational factors. New hire grants are generally approved each month with a grant date of the first trading day of the following month and retention grants are typically awarded on or about the end of the fourth quarter of each fiscal year. We have not had, and do not intend to implement, a practice of "timing" our grant awards to give effect to the pending public release of material information, and any grants we may have made to senior executives in proximity to a release of earnings or other material information is coincidental. The Compensation Committee has delegated limited authority to two of its members, Mr. Lefkoff and Dr. Fyfe, to approve option grants for non-executives. These may be awards for new hires and are reported on a periodic basis to the Compensation Committee.

Other Equity Awards.  The Compensation Committee also evaluates and considers granting other forms of equity awards under the Stock Option and Incentive Plan that are tied to performance of the company or its programs to recognize and provide incentives for achievement of significant strategic priorities identified by the Compensation Committee or other members of the Board of Directors. For example, in August 2014, the Compensation Committee approved the award of restricted stock units to certain executives based on achievement of performance milestones relating to the company's agreements with Novartis for the re-acquisition of rights to binimetinib. Future awards may be comprised of stock options, restricted stock, restricted stock units, stock appreciation rights or other forms of equity compensation that may be subject to time- and/or performance-based vesting requirements identified by the Compensation Committee.

Employee Stock Purchase Plan.  We have a tax-qualified ESPP that is made available to all employees, including our NEOs. The ESPP allows participants to acquire shares of our common stock at a discount of 15% to the market price with up to 15% of their base salary, subject to a

$25,000 per calendar year maximum. The purpose of the ESPP is to encourage employees to become stockholders of Array to better align their interests with those of our other stockholders.

Deferred Compensation Plan

We established a Deferred Compensation Plan, or DCP, to provide NEOs and other eligible participants with an opportunity to defer all or a portion of their compensation and to earn tax-deferred returns on the deferrals. Officers and other key employees selected by the Compensation Committee (including each of the NEOs) are eligible to participate in the DCP. Participants may defer up to a maximum of 90% of their annual base salary and their annual incentive bonus. Under the DCP, the Compensation Committee may, in its sole discretion, make matching contributions which vest over a four-year vesting schedule beginning upon commencement of employment, or may make discretionary contributions in any amount it desires to any participant's account based on vesting provisions determined in the Compensation Committee's discretion. Participants become fully vested in any matching or discretionary contributions upon a change in control of the company and upon termination of their service with the company other than for cause.

During fiscal year 2017, all of the NEOs except Dr. Sandor, Mr. Haddock and Mr. Horin were participants under the DCP. Of the NEO participants, Mr. Squarer, Mr. Moore and Mr. Robbins were 100% vested. As of June 30, 2017, the Compensation Committee has not approved any discretionary contributions, and has approved matching contributions of up to 4% of the executive's total base salary and bonus compensation for the year.

The DCP is intended to both qualify as a "top hat" plan within the meaning of Section 201(2) of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, and to comply with the requirements of Section 409A of the Internal Revenue Code that govern nonqualified deferred compensation plans. The DCP is an unfunded plan for tax purposes and for purposes of Title I of ERISA. A "rabbi trust" has been established to satisfy our obligations under the DCP.

The Compensation Committee selects investment indices consisting of mutual funds, insurance company funds, indexed rates or other methods for participants to choose from for the purpose of providing the basis on which gains and losses are attributed to account balances under the DCP. Participants are entitled to select one or more investment indices and they do not have an ownership interest in the investment indices they select. The Compensation Committee may, in its sole discretion, discontinue, substitute or add investment indices at any time.

Payments from the DCP are made in a lump sum or in annual installments for up to 10 years at the election of the participant. In addition, participants may elect to receive a short-term payout of a deferral as soon as January 1 of the fourth year after the end of the option plan year in which the deferral was made.

Payments Upon Termination or Change in Control

We have entered into employment agreements with each of our NEOs, which provide for severance payments upon certain terminations of employment, including in connection with a change in control of Array, and for the acceleration of vesting of outstanding stock options upon a change in control. Based on our analysis of industry compensation data, post-termination protection through severance compensation for executive officers is common among our peer group, and the Compensation Committee believes that it is essential to our ability to attract and retain talented executives. The Compensation Committee believes having a mutually agreed-to severance package in place prior to any termination event provides us with more flexibility to make a change in senior management if such a change is in our and our stockholders' best interest. In addition, we believe post-termination compensation if an officer is terminated as a result of a change of control transaction promotes the ability of our officers to act in the best interests of our stockholders even though they could be terminated as a result of the transaction. Our obligation to pay severance to our NEOs is conditioned on their continued compliance with confidentiality and non-competition obligations for one year after termination for our CEO and Chief Medical Officer, and for two years for the other NEOs, as well as on the execution of a mutually acceptable release agreement.

The terms of the employment agreements, including the severance compensation, are described in more detail below under the headings "Employment Agreements" and "Potential Payments upon Termination or Change in Control" included elsewhere in this Proxy Statement.

Perquisites

Substantially all benefits we provide to our executives are made available to all of our other salaried employees on a non-discriminatory basis, and for this reason are not considered "perquisites." Benefits we provide on a non-discriminatory basis include our medical and dental insurance, life insurance, 401(k) plan and the ESPP. Relocation expenses also are reimbursed but are individually negotiated when they occur. The aggregate incremental cost to us of all the perquisites we provided to any NEO in fiscal 2017 was less than $10,000, except for Mr. Haddock, who was paid $105,666 in relocation expenses and related tax gross-up.

Deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, places a limit of $1,000,000 on the amount of non-performance-based compensation that we may deduct in any one year with respect to each of our five most highly-paid executive officers. We have taken actions necessary to ensure the deductibility of payments under the annual Performance Bonus Program as performance-based compensation under Section 162(m). To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy requiring all compensation to be deductible. However, the Compensation Committee considers the impact of Section 162(m) when making pay changes to each NEO and its normal practice is to take such action as is necessary to preserve our tax deduction to the extent consistent with our compensation policies. However, we reserve the right to forgo any or all of the tax deduction if we believe it to be in the best long-term interests of our stockholders.

Compensation Risk Assessment

The Compensation Committee reviews our material compensation practices and policies, with input from our management team, and considers whether these practices and policies encourage appropriate risk taking and support prudent business decision making. Based on this assessment, our Compensation Committee concluded that these policies and procedures do not create risks that are reasonably likely to have a material adverse effect on our company.

Summary Compensation Table

The following table sets forth compensation earned by each of our NEOs during the fiscal year ended June 30, 2017, as well as the two prior fiscal years, where applicable.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)		Total ($)

Ron Squarer	2017	$600,010	—		$824,063	$2,845,285	$402,127	$52,000		$4,723,485
Chief Executive	2016	575,260	—		226,875	695,592	435,000	47,341		1,980,068
Officer	2015	558,250	—		1,170,438	1,954,337	343,262	46,661		4,072,948
Jason Haddock	2017	370,000	—		154,265	1,642,983	151,766	116,766	(5)	2,435,780
Chief Financial
Officer
David J. Horin	2017	—	—		—	—	—	82,950		82,950
Interim Chief	2016	—	—		—	—	—	200,000		200,000
Financial Officer	2015	—	—		—	—	—	100,000		100,000
Victor Sandor, M.D.	2017	462,000	—		396,764	1,369,925	232,225	11,359		2,472,273
Chief Medical	2016	417,917	—		93,750	287,435	247,500	79,928		1,126,530
Officer	2015	330,192	100,000	(6)	1,055,438	2,077,577	189,125	33,822		3,786,154
Andrew R. Robbins	2017	435,036	—		459,990	1,588,246	218,671	38,215		2,740,158
Chief Operating	2016	413,306	—		118,125	362,168	236,250	34,829		1,164,678
Officer	2015	367,517	8,979	(7)	542,061	1,262,428	175,241	33,434		2,389,660
John R. Moore (8)	2017	386,005	—		192,282	663,281	150,909	32,748		1,425,225
Vice President and	2016	378,350	—		80,625	247,194	166,381	31,668		904,218
General Counsel	2015	374,650	9,095	(7)	378,061	694,516	146,600	32,120		1,635,042
(1)
Amounts shown in this column consist of the aggregate grant date fair value of restricted stock units granted during the applicable fiscal year, computed in accordance with FASB ASC Topic 718, "Stock Compensation," excluding the effect of estimated forfeitures. Our methodology, including our underlying estimates and assumptions used in calculating these values, is set forth in Note 11 - Share-Based Compensation to our audited financial statements included in our Annual Report on Form 10-K filed with the SEC for the fiscal year ended June 30, 2017.

(2)
The amounts set forth under this column represent the aggregate grant date fair value of stock options granted in each fiscal year for financial reporting purposes under FASB ASC Topic 718, "Stock Compensation," excluding the effect of estimated forfeitures. Our methodology, including our underlying estimates and assumptions used in calculating these values, is set forth in Note 11 - Share-Based Compensation to our audited financial statements included in our Annual Report on Form 10-K filed with the SEC for the fiscal year ended June 30, 2017.

(3)
The amounts reported in this column for fiscal years 2017, 2016 and 2015 represent the full amount of the bonuses earned by each of the NEOs under the fiscal 2017, 2016 and 2015 Performance Bonus Programs, respectively, based on the Compensation Committee's determination that we achieved 112%, 125% and 111%, respectively, of the performance goals in the respective year as described above under "Compensation Discussion and Analysis - Elements of Our Compensation Program -Performance Metrics." Amounts earned under our Performance Bonus Program for a particular fiscal year are typically paid in October of the following fiscal year.

(4)
The amounts set forth in this column consist of the following:

Name	Year	Perquisites and Other ($)		Company Contributions to Retirement and 401(k) Plans ($)	Company Contributions to Nonqualified Deferred Compensation Plan ($)	Total ($)

Ron Squarer	2017	$—		$10,800	$41,200	$52,000
	2016	—		10,600	36,741	47,341
	2015	—		10,600	36,061	46,661
Jason Haddock	2017	105,666	(a)	11,100	—	116,766
David Horin	2017	82,950	(b)	—	—	82,950
	2016	200,000	(c)	—	—	200,000
	2015	100,000	(d)	—	—	100,000
Victor Sandor, M.D.	2017	—		11,359	—	11,359
	2016	65,486	(e)	14,442	—	79,928
	2015	27,447	(f)	6,375	—	33,822
Andrew R. Robbins	2017	—		11,195	27,020	38,215
	2016	—		10,979	23,849	34,828
	2015	—		11,365	22,069	33,434
John R. Moore	2017	—		10,710	22,038	32,748
	2016	—		10,309	21,359	31,668
	2015	—		10,906	21,214	32,120
  (a)
  Consists of reimbursement for relocation expenses of $101,329 and related tax gross-up payment of $4,337.
  (b)
  Consists of fees paid to Chord Advisors, LLC for services provided by Mr. Horin as our interim Chief Financial Officer and principal financial officer from June 2016 through August 2016. Mr. Horin is the managing partner of Chord Advisors, LLC. In addition, Array paid $190,375 to Chord Advisors, LLC during fiscal 2017 for other consulting and advisory services and for reimbursement of business-related expenses incurred by Mr. Horin.
  (c)
  Consists of fees paid to Chord Advisors, LLC for services provided by Mr. Horin as our interim Chief Financial Officer from July 2015 through September 2015 and December 2015 through June 2016. Mr. Horin is the managing partner of Chord Advisors, LLC. In addition, Array paid $158,695 to Chord Advisors, LLC during fiscal 2016 for other consulting and advisory services and for reimbursement of business-related expenses incurred by Mr. Horin.
  (d)
  Consists of fees paid to Chord Advisors, LLC for services provided by Mr. Horin as our interim Chief Financial Officer from February 2015 through June 2015. Mr. Horin is the managing partner of Chord Advisors, LLC. In addition, Array paid $32,619 to Chord Advisors, LLC during fiscal 2015 for other consulting and advisory services and for reimbursement of business-related expenses incurred by Mr. Horin.
  (e)
  Consists of reimbursement for relocation expenses of $56,342 and related tax gross-up payment.
  (f)
  Consists of reimbursement for relocation expenses of $27,447.
(5)
Mr. Haddock became our Chief Financial Officer effective July 28, 2016, and the salary information in the table above reflects compensation earned by him for the portion of fiscal 2017 that he served as our Chief Financial Officer.

(6)
Dr. Sandor has served as our Chief Medical Officer since September 22, 2014 and the amounts shown in the Summary Compensation Table above for fiscal 2015 reflect compensation earned by him for the portion of fiscal 2015 that he served as our Chief Medical Officer. The amount shown in the bonus column consists of a one-time cash bonus paid to Dr. Sandor following his appointment as Chief Medical Officer.

(7)
The amounts shown in the Summary Compensation Table above reflect discretionary bonuses paid in recognition of extraordinary services provided by Mr. Robbins and Mr. Moore.

(8)
Mr. Moore notified Array of his retirement on August 9, 2017 and his last day of employment with Array was September 8, 2017.

Grants Of Plan-Based Awards

The following table sets forth information about grants of awards to our NEOs during the fiscal year ended June 30, 2017, other than to Mr. Horin who received no awards during fiscal 2017.

					All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards per Share ($/Sh)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)						Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)

Ron Squarer		$252,004	$360,006	$540,009	—	—	$—	—
	12/27/16	—	—	—	—	562,500	8.79	2,845,285
	12/27/16	—	—	—	93,750	—	—	824,063
Jason Haddock		95,108	135,869	203,804	—
	07/28/16	—	—	—	—	575,000	3.77	1,110,335
	12/27/16	—	—	—	—	105,302	8.79	532,648
	12/27/16	—	—	—	17,550	—	—	154,265
Victor Sandor, M.D.		145,530	207,900	311,850	—	—	—	—
	12/27/16	—	—	—	—	270,828	8.79	1,369,925
	12/27/16	—	—	—	45,138	—	—	396,764
Andrew R. Robbins		137,036	195,767	293,650	—	—	—	—
	12/27/16	—	—	—	—	313,989	8.79	1,588,246
	12/27/16	—	—	—	52,331	—	—	459,990
John R. Moore (5)		94,571	135,102	202,653	—	—	—	—
	12/27/16	—	—	—	—	131,250	8.79	663,890
	12/27/16	—	—	—	21,875	—	—	192,282
(1)
Amounts in these columns represent the threshold, target and maximum payout under the fiscal 2017 Performance Bonus Program based on achievement of minimum, target and stretch goals, respectively, approved by the independent directors of the Board of Directors on July 28, 2016. These goals and this plan are described above in Compensation Discussion and Analysis under "Elements of Our Compensation Program - Performance Bonus Program."

(2)
Represents RSUs granted under our Stock Option and Incentive Plan. All of the RSUs vest in four equal annual installments. Vesting is subject to acceleration for each of the NEOs as described below under "Employment Agreements."

(3)
Options reported in this column were granted under our Stock Option and Incentive Plan. The options vest in four equal annual installments and expire 10 years from the date of grant. Vesting is subject to acceleration for each of the NEOs as described below under "Employment Agreements."

(4)
The amounts set forth under this column for grants of stock options and RSUs represent the total grant date fair value of the award calculated as of the grant date in accordance with FASB ASC Topic 718, "Stock Compensation," excluding the effect of estimated forfeitures. These amounts do not represent cash payments made to the individuals or amounts realized in cash, or amounts that may be realized in cash. Under FASB ASC Topic 718, the fair value of stock options and RSUs granted to employees is recognized ratably over the vesting period. Our methodology, including our underlying estimates and assumptions used in calculating these values, is set forth in Note 11 - Share-Based Compensation to our audited financial statements included in our Annual Report on Form 10-K filed with the SEC for the fiscal year ended June 30, 2017.

(5)
Mr. Moore notified Array of his retirement on August 9, 2017 and his last day of employment with Array was September 8, 2017. All outstanding options and RSUs held by Mr. Moore will accelerate in full upon his employment separation date.

Outstanding Equity Awards at Fiscal Year End

The following table shows equity awards held by our NEOs and outstanding as of June 30, 2017. Mr. Horin had no outstanding equity awards as of June 30, 2017. All awards represent grants of stock options and RSUs under our Stock Option and Incentive Plan.

Name	Number of Securities Underlying Unexercised Options - Exercisable (#)	Number of Securities Underlying Unexercised Options - Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)		Market Value of Shares or Units of Stock that have not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)(1)

Ron Squarer	1,000,000	—		$3.61	4/26/2022	—		$ —	—	$ —
	350,000	—		5.94	5/3/2023	—		—	—	—
	318,750	106,250	(4)	4.63	4/1/2024	—		—	—	—
	226,874	226,876	(5)	7.30	4/1/2025	—		—	—	—
	113,437	340,313	(6)	3.00	4/1/2026	—		—	—	—
	—	562,500	(3)	8.79	12/27/2026	—		—	—	—
	—	—		—	—	—		—	77,881	651,864
	—	—		—	—	37,813	(7)	316,495	—	—
	—	—		—	—	56,719	(8)	474,739	—	—
	—	—		—	—	93,750	(9)	784,688	—	—
Jason Haddock	—	575,000	(14)	3.77	7/28/2026	—		—	—	—
		105,302	(3)	8.79	12/27/26	—		—	—	—
	—	—		—	—	17,750	(9)	148,568	—	—
Victor Sandor, M.D.	280,724	280,726	(10)	3.65	9/22/2024	—		—	—	—
	93,750	93,750	(5)	7.30	4/1/2025	—		—	—	—
	46,875	140,625	(6)	3.00	4/1/2026	—		—	—	—
	—	270,828	(3)	8.79	12/27/2026	—		—	—	—
	—	—		—	—	—		—	17,440	145,973
	—	—		—	—	15,626	(7)	130,790	—	—
	—	—		—	—	23,438	(8)	196,177	—	—
	—	—		—	—	45,138	(9)	377,806	—	—
Andrew R.	200,000	—		5.14	7/31/2022	—		—	—	—
Robbins	82,500	27,500	(11)	4.91	3/28/2023	—		—	—	—
	131,250	43,750	(4)	4.63	4/1/2024	—		—	—	—
	25,000	25,000	(12)	8.20	3/2/2025	—		—	—	—
	118,124	118,126	(5)	7.30	4/1/2025	—		—	—	—
	59,062	177,188	(6)	3.00	4/1/2026	—		—	—	—
	—	313,989	(3)	8.79	12/27/2026	—		—	—	—
	—	—		—	—	—		—	32,068	268,410
	—	—		—	—	19,688	(7)	164,789	—	—
	—	—		—	—	29,532	(8)	247,183	—	—
	—	—		—	—	52,331	(9)	438,011	—	—
John R. Moore (13)	37,500	—		6.22	9/9/2018	—		—	—	—
	9,375	—		3.01	4/29/2019	—		—	—	—
	12,500	—		2.74	3/31/2020	—		—	—	—
	30,000	—		3.06	3/31/2021	—		—	—	—
	75,000	—		3.40	3/30/2022	—		—	—	—
	80,000	—		4.91	3/28/2023	—		—	—	—
	93,750	31,250	(4)	4.63	4/1/2024	—		—	—	—
	80,624	80,626	(5)	7.30	4/1/2025	—		—	—	—
	40,312	120,938	(6)	3.00	4/1/2026	—		—	—	—
	—	131,250	(3)	8.79	12/27/2026	—		—	—	—
	—	—		—	—	—		—	22,906	191,724
	—	—		—	—	13,438	(7)	112,477	—	—
	—	—		—	—	20,157	(8)	168,715	—	—
	—	—		—	—	21,875	(9)	183,094	—	—
(1)
Computed by multiplying the closing market price of our common stock on June 30, 2017, of $8.37 by the number of outstanding awards set forth in this table.

(2)
The amounts in this column represent outstanding performance-based RSUs granted under our Stock Option and Incentive Plan that vest upon achievement of milestones related to the return of rights to our binimetinib program licensed to Novartis International

  Pharmaceutical Ltd. The first 50% of the RSUs vested on March 1, 2015 following achievement of the first milestone. The balance of the RSUs are shown in this column and will vest upon achievement of the second milestone on or prior to August 18, 2018, subject to continued service with the company.

(3)
The option vests in four equal annual installments beginning December 27, 2017.

(4)
The option vests in four equal annual installments beginning April 1, 2015.

(5)
The option vests in four equal annual installments beginning April 1, 2016.

(6)
The option vests in four equal annual installments beginning April 1, 2017.

(7)
This amount represents the unvested portion of RSUs that vest in four equal annual installments beginning April 1, 2016.

(8)
This amount represents the unvested portion of RSUs that vest in four equal annual installments beginning April 1, 2017.

(9)
This amount represents the unvested portion of RSUs that vest in four equal annual installments beginning December 27, 2017.

(10)
The option vests in four equal annual installments beginning September 22, 2015.

(11)
The option vests in four equal annual installments beginning July 23, 2014.

(12)
The option vests in four equal annual installments beginning March 2, 2016.

(13)
Mr. Moore notified Array of his retirement on August 9, 2017 and his last day of employment with Array was September 8, 2017. All outstanding options and RSUs held by Mr. Moore will accelerate in full upon his employment separation date.

(14)
The option vests in four equal annual installments beginning July 28, 2017.

Option Exercises and Stock Vested

The following table shows information concerning shares of common stock acquired upon vesting of stock awards for the NEOs during the fiscal year ended June 30, 2017. Mr. Horin has not received any stock option or stock awards. No stock options were exercised during fiscal 2017.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)		Value Realized on Vesting ($)

Ron Squarer	—	—	37,812	(2)	$338,040
Jason Haddock	—	—	—		—
Victor Sandor, M.D.	—	—	111,514	(3)	493,513
Andrew R. Robbins	—	—	19,687	(4)	176,002
John R. Moore (6)	—	—	13,437	(5)	120,127
(1)
Represents shares received upon vesting of RSU grants.

(2)
The amount shown in the table includes 17,562 shares that were withheld by Array upon vesting of the grant to pay taxes due at vesting. The balance of 20,250 shares have not been sold as of August 30, 2017.

(3)
The amount shown in the table includes 38,421 shares that were withheld by Array upon vesting of the grants to pay taxes due at vesting. The balance of 73,093 shares have not been sold as of August 30, 2017.

(4)
The amount shown in the table includes 9,167 shares that were withheld by Array upon vesting of the grant to pay taxes due at vesting. The balance of 10,520 shares have not been sold as of August 30, 2017.

(5)
The amount shown in the table includes 6,370 shares that were withheld by Array upon vesting of the grant to pay taxes due at vesting. The balance of 7,067 shares have not been sold as of August 30, 2017.

(6)
Mr. Moore notified Array of his retirement on August 9, 2017 and his last day of employment with Array was September 8, 2017.

Non-Qualified Deferred Compensation Table

The following table sets forth the aggregate contributions, earnings and withdrawals or distributions made for our participating NEOs during the fiscal year ended June 30, 2017, and the balance as of June 30, 2017, pursuant to the DCP.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Company Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance as of June 30, 2017 ($)(3)

Ron Squarer	$41,200	$41,200	$46,925	$81,459	$334,457
Andrew R. Robbins	27,020	27,020	26,313	50,789	190,125
John R. Moore (4)	22,039	22,039	19,409	50,717	121,126
(1)
NEOs enrolled in the DCP are entitled to defer up to 4% of total base salary and any cash bonus compensation for the fiscal year. Mr. Squarer, Mr. Haddock, Dr. Sandor and Mr. Horin did not participate in the DCP in fiscal 2017. The amounts in this column were contributed during the fiscal year and a portion of the amount in this column is included in the "Salary" column of the Summary Compensation Table above and a portion is also included in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table above. These amounts do not include the deferral of a portion of the bonus payable under the 2017 Performance Bonus Plan that will be paid in October 2017.

(2)
The Compensation Committee has approved matching contributions up to 4% of each of the eligible NEO's total salary and bonus for the year. Mr. Squarer, Mr. Moore and Mr. Robbins were 100% vested in the amounts reported in this column. The amounts in this column do not include matching contributions on the bonuses payable under the 2017 Performance Bonus Plan that will be paid in October 2017 that are included in the Summary Compensation Table above in the "All Other Compensation" column. See the section above entitled "Elements of Our Compensation Program - Deferred Compensation Plan" for more information about the terms of the DCP.

(3)
Of the totals in this column, the following amounts have previously been reported in the Summary Compensation Table for fiscal 2017 and for fiscal 2016 and 2015:

Name	Fiscal 2017 ($)	Prior Years ($)	Total ($)

Ron Squarer	$82,400	$145,488	$227,888
Andrew R. Robbins	54,040	90,474	144,514
John R. Moore	44,078	85,096	129,174
(4)
Mr. Moore notified Array of his retirement on August 9, 2017 and his last day of employment with Array was September 8, 2017.

Employment Agreements

Ron Squarer

We entered into an Employment Agreement with Mr. Squarer on April 26, 2012 in connection with his appointment as CEO. The agreement has a four-year term and will renew automatically for additional one-year terms unless either party notifies the other party of its intention not to renew the agreement. Either party may terminate the agreement at any time upon 30 days' notice to the other party for any or no reason.

Under the terms of the agreement, Mr. Squarer is entitled to an initial annual salary of $525,000 and was paid a one-time cash bonus of $100,000. Mr. Squarer's annual salary may be adjusted from time to time at the discretion of the Compensation Committee. Mr. Squarer will be eligible to receive an annual bonus under our annual Performance Bonus Program, equal to a percentage of his base salary, which is anticipated to range between 25% to 75%, with a target of 50%, subject to achievement of the performance goals under the Performance Bonus Program established by the Compensation Committee.

Mr. Squarer has received awards of stock options and RSUs that vest in equal annual installments over a four-year period commencing on the first anniversary of the grant date and a performance-based RSU grant that vests upon achievement of milestones related to our re-acquisition of rights to binimetinib from Novartis. The vesting of his equity awards is subject to acceleration in the following circumstances: (i) 100% of any unvested equity awards vest in full immediately upon his death; (ii) in the event of the termination of Mr. Squarer's employment by us without cause, the number of equity awards scheduled to vest in the year of such termination will vest in connection with such termination; and (iii) 100% of any unvested equity awards vest in full immediately upon the consummation of a Change of Control (as defined in the Employment Agreement) or upon a termination by Array without cause or by Mr. Squarer following certain events set forth in the agreement during the period commencing three months prior to the occurrence (or expected occurrence) of a Change of Control and ending 12 months after the occurrence of a Change of Control.

We also agreed to reimburse Mr. Squarer for certain relocation, transportation and temporary housing costs in connection with relocating to Colorado and to reimburse him for taxes payable by him on those amounts. Mr. Squarer is eligible for other benefits generally available to our employees and will be reimbursed for reasonable out-of-pocket expenses incurred in connection with performing services under the agreement.

Mr. Squarer is entitled to severance payments under the agreement if his employment is terminated due to his disability, if Array terminates his employment without cause or if he terminates his employment following certain events set forth in the agreement. The severance payments are equal to (i) one year of his then current base salary (or two years base salary if his termination is three months prior to or 12 months after a Change of Control), plus (ii) the amount of the target performance bonus for the year of termination (or two times the target bonus amount if his termination is three months prior to or 12 months after a Change of Control), plus (iii) a lump sum equal to 12 months of COBRA premiums, after application of all deductions and withholdings, for him and his dependents. Severance payments are conditioned on Mr. Squarer entering into a mutually acceptable release and his compliance with his Noncompete Agreement and Confidentiality and Inventions Agreement. We have also agreed to pay Mr. Squarer an amount necessary to pay any excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, that any payments made to him may be subject to, and to reimburse him for any taxes imposed on him as a result of this payment.

Mr. Squarer is also subject to a Noncompete Agreement and a Confidentiality and Inventions Agreement in which he agreed not to engage in certain competing activities during the term of his employment and for one year following a termination that results in the payment of severance to him. He also agreed during the term of his employment and for one year following any termination of his employment not to recruit or solicit any of our employees or, to the extent done for the purpose of engaging in activities prohibited by his Noncompete Agreement, any of the company's collaboration partners.

Other Named Executive Officers

Effective March 4, 2002, we entered into an employment agreements with Mr. Moore. Mr. Moore notified Array of his retirement on August 9, 2017 and his last day of employment with Array was September 8, 2017. The initial term of the agreement with Mr. Moore expired on its second anniversaries in 2004 and has renewed each year since then for additional one-year terms. We entered into employment agreements with Mr. Haddock, Dr. Sandor and Mr. Robbins effective July 28, 2016, August 29, 2014 and September 11, 2014, respectively. The initial term of the agreement with Mr. Haddock expires after two years and the initial term of the agreements with Dr. Sandor and Mr. Robbins expire on their fourth anniversaries, after which each employment agreement will automatically renew for additional one-year terms. Array may terminate any of the employment agreements for any reason upon 30 days' prior notice to the employee. These agreements specify initial annual salaries that are subject to subsequent adjustment by the Committee in its discretion. During fiscal 2017, annual salaries for our other NEOs ranged from $370,000 to $462,000.

If the employment of Mr. Moore is terminated as a result of disability or by Array without cause, or if he terminates his employment following a reduction in his salary which is treated as a termination without cause by Array, we have agreed to pay Mr. Moore a severance payment equal to the greater of one year, or the remaining term, of his then-current base salary in equal monthly installments, and to cause any unvested options and RSUs to vest. Upon a change of control of the company, 75% of the outstanding options and 75% of the outstanding RSUs held by Mr. Moore will vest and the remaining 25% of his options and 25% of his RSUs will vest one year later if he is still working for us. If Mr. Moore decides to terminate his employment following a change of control, he would be entitled to receive the same severance payments described above as if his employment were terminated by us without cause, except that only 75% of his outstanding options and 75% of his outstanding RSUs will vest. In connection with Mr. Moore's retirement, we entered into a Separation and Release Agreement (the "Separation Agreement") with Mr. Moore on August 14, 2017. Under the Separation Agreement, Array agreed (i) to provide Mr. Moore with severance compensation equal to 12 months of his current base salary, payable bi-monthly over the 12-month period following his last day of employment, plus an amount required to cover healthcare premiums under COBRA for a 12-month period, payable as a lump sum payment on his last day of employment, and (ii) to accelerate the vesting of his outstanding stock options and restricted stock units, all in consideration for the releases and other covenants made by Mr. Moore in the Separation Agreement. Mr. Moore will also receive the performance bonus payable to him under Array's fiscal 2017 Performance Bonus Program when Array pays bonus amounts to its employees under such Performance Bonus Program. The Separation Agreement also contains customary nondisparagement provisions.

Under the terms of the employment agreements with Mr. Haddock, Dr. Sandor and Mr. Robbins, if their employment is terminated as a result of disability or by us without cause, or if the employee terminates his employment following a reduction in his salary below his initial salary or a material diminishment of his duties, then the employee will be entitled to a severance payment equal to one year's current base salary, payable in equal monthly installments, Mr. Haddock and Dr. Sandor will be entitled to receive 12 months of premiums payable for continued healthcare coverage under COBRA, and any unvested options and unvested RSUs that would have vested in the year of termination will vest. If any such termination is in connection with a change of control (which is deemed to include any such termination three months prior to or 12 months after a change of control), then the employee will be entitled to a severance payment equal to one year's current base salary, payable in equal monthly installments, including COBRA premiums for Mr. Haddock and Dr. Sandor, all outstanding options and RSUs granted to the employee will immediately vest and, in the case of Mr. Robbins, he will receive a bonus equal to his target performance bonus in the year of termination.

Each of these employees is also subject to a Confidentiality and Inventions Agreement and a Noncompete Agreement in which he has agreed, for a period of two years for employees other than Dr. Sandor and for a period of one year for Dr. Sandor, following termination of employment for any reason not to engage in any competing activities within a 50-mile radius of any area where we are doing business and not to recruit or solicit any of our employees or customers. As a condition to receiving any severance payments under the employment agreements, the employee must execute a release reasonably acceptable to Array and the employee, and he must comply with his obligations under the Noncompete Agreement and Confidentiality and Inventions Agreement he entered into with the company.

We entered into an engagement letter with Chord Advisors in February 2015 pursuant to which we retained Chord Advisors to provide Chief Financial Officer services to us on an interim basis through David Horin. Under the terms of the engagement letter, we agreed to pay Chord Advisors a monthly fee equal to $20,000 and to reimburse Mr. Horin for business expenses incurred by him in connection with providing services to us. The engagement letter was terminable at any time by Array on 30 days' notice after the initial three-month term and each party agreed to indemnify the other party for losses or liabilities incurred as a result of a breach of the agreement by the other party. Chord Advisors also entered into a Confidentiality and Invention Assignment Agreement in February 2015 containing customary confidentiality and invention assignment provisions. We terminated the engagement letter in September 2015 in connection with the appointment of Patricia Henahan as our Chief Financial Officer effective September 8, 2015, and entered into a new engagement letter in November 19, 2016 following Ms. Henahan's resignation as our Chief Financial Officer on the same terms. Mr. Horin's services under this engagement letter ended in August 2016 following the filing of our annual report on Form 10-K and appointment of Jason Haddock as our Chief Financial Officer.

Potential Payments upon Termination or Change in Control

The employment agreements we have entered into with our NEOs provide for certain payments, acceleration of equity and continuation of benefits upon specified terminations of employment or upon a change in control of Array. The post-termination arrangements under these agreements are described above under "Employment Agreements." In addition, upon a change in control or upon termination of employment other than for cause, any unvested matching or discretionary contributions under the DCP held by an NEO will fully vest. As of June 30, 2017, Mr. Squarer, Mr. Robbins and Mr. Moore were fully vested in the DCP. Mr. Haddock, Mr. Horin and Dr. Sandor did not participate in the DCP in fiscal 2017.

The following table reflects the estimated potential payments upon termination or change in control that would be payable to each of the NEOs other than Mr. Horin, who is not entitled to any payments upon termination or a change in control. For purposes of calculating the potential payments set forth in the tables below, we have assumed that (i) the date of termination was June 30, 2017 and (ii) the value of each share subject to a stock option that would be accelerated in the circumstances set forth in the table below equals $8.37, the closing market price of our common stock on June 30, 2017, the last trading day of the 2017 fiscal year. Therefore, the acceleration of any options having an exercise price greater than $8.37 are not reflected in the table below.

Name	Cash Severance ($)(1)	Performance Bonus ($)	Continuation of Medical Benefit Plans ($)	Acceleration of Equity Awards ($)	Excise Tax Restoration ($)		Total ($)

Ron Squarer:
Termination without Cause or Resignation for Good Reason	$600,010	$360,006	$25,696	$1,853,188	$ —		$2,838,900
Change in Control	—	—	—	5,700,554	—		5,700,554
Termination without Cause or Resignation for Good Reason in connection with a Change in Control (3)	1,200,020	720,012	25,696	5,700,554	1,831,456	(2)	9,477,738
Voluntary retirement	—	—	—	—	—		—
Disability	600,010	360,006	25,696	1,853,188	—		2,838,900
Death	—	—	—	5,700,554	—		5,700,554
Jason Haddock:
Termination without Cause or Resignation for Good Reason	370,000	—	25,696	697,969	—		1,093,665
Change in Control	—	—	—	—	—		—
Termination without Cause or Resignation for Good Reason in connection with a Change in Control (3)	370,000	—	25,696	2,791,894	—		3,187,590
Voluntary retirement	—	—	—	—	—		—
Disability	370,000	—	25,696	697,969	—		1,093,665
Death	—	—	—	2,791,894	—		2,791,894
Victor Sandor, M.D.:
Termination without Cause or Resignation for Good Reason	462,000	—	25,696	2,654,716	—		3,142,412
Change in Control	—	—	—	—	—		—
Termination without Cause or Resignation for Good Reason in connection with a Change in Control (3)	462,000	—	25,696	4,783,022	—		5,270,718
Voluntary retirement	—	—	—	—	—		—
Disability	462,000	—	25,696	2,654,716	—		3,142,412
Death	—	—	—	4,783,022	—		4,783,022
Andrew R. Robbins:
Termination without Cause or Resignation for Good Reason	435,036	—	—	1,172,186	—		1,607,222
Change in Control	—	—	—	—	—		—
Termination without Cause or Resignation for Good Reason in connection with a Change in Control (3)	435,036	195,767	—	3,158,441	—		3,789,244
Voluntary retirement	—	—	—	—	—		—
Disability	435,036	—	—	1,172,186	—		1,607,222
Death	—	—	—	3,158,441	—		3,158,441

Name	Cash Severance ($)(1)	Performance Bonus ($)	Continuation of Medical Benefit Plans ($)	Acceleration of Equity Awards ($)		Excise Tax Restoration ($)	Total ($)

John R. Moore (5):
Termination without Cause or Resignation for Good Reason	386,005	—	—	1,875,018		—	2,261,023
Change in Control	—	—	—	1,406,263	(4)	—	1,406,263
Termination without Cause or Resignation for Good Reason in connection with a Change in Control	386,005	—	—	1,875,018	(4)	—	2,261,023
Voluntary retirement	—	—	—	—		—	—
Disability	386,005	—	—	1,875,018		—	2,261,023
Death	—	—	—	1,875,018		—	1,875,018
(1)
The amounts reported in the table above do not include payments that are provided on a non-discriminatory basis to salaried employees generally upon termination of employment, which includes accrued salary and vacation pay, distributions of plan balances under our 401(k) plan, our ESPP or the DCP.

(2)
Under the terms of Mr. Squarer's employment agreement, in the event Mr. Squarer is subject to an excise tax pursuant to Section 4999 in connection with any payments made under his employment agreement together with any other payments we make to him, we will reimburse him for the full tax amount, and all interest or penalties, he is subject to and for any income tax payable as a result of this reimbursement. As calculated as of June 30, 2017, the payments to Mr. Squarer upon a change in control would not be subject to an excise tax and therefore would not receive an excise tax gross-up other than upon a termination without cause or by him for good reason upon a change in control of the company as reflected in the table above.

(3)
A termination of the employee's employment within three months prior to or 12 months after consummation of a change in control is deemed to be in connection with such change in control.

(4)
If the employee is not terminated in connection with a change in control, or the employee resigns on or within 30 days after the closing date of an event which constitutes a change in control, only 75% of unvested options vest. The remaining 25% of unvested options would vest only if the employee continues service until the earlier of a termination without cause or one year from the change in control, as these terms are defined in the employee's employment agreement with us.

(5)
Mr. Moore notified Array of his retirement on August 9, 2017 and his last day of employment with Array was September 8, 2017. Purusant to the terms of the Separation Agreement described above, Mr. Moore will receive certain severance payments and full acceleration of outstanding options and RSUs held by him upon his employment separation date.

Actual amounts that a NEO could receive in the future could differ materially from the amounts reported above as a result of many factors, including changes in our stock price, changes in base salary, target and actual bonus amounts, and the vesting provisions and grants of additional equity awards.

Retirement Savings Plan

We maintain a 401(k) Savings Plan that is intended to be a qualified retirement plan under the Internal Revenue Code. Generally, all of our employees, excluding leased and intern employees, are eligible to participate in the 401(k) Plan. Employees may enroll in the 401(k) Plan at the first calendar quarter following their original employment date and make salary deferral contributions, subject to the limitations imposed by the Internal Revenue Code. Array matches 100% of the first 4% of each participant's semi-monthly contribution. In addition, Array may make annual discretionary profit sharing contributions in an amount to be determined at the 401(k) Plan year-end by the Board of Directors; no discretionary contributions were made in fiscal 2016. Participants' contributions may be invested in any of several investment alternatives. Participants become vested in our contributions according to a graduated vesting schedule based upon length of service with us. As of June 30, 2017, Mr. Squarer, Mr. Robbins and Mr. Moore were fully vested, Dr. Sandor was 50% vested, Mr. Haddock was 25% vested and Mr. Horin did not participate in the 401(k) plan.

COMPENSATION OF DIRECTORS

Cash compensation to our non-employee directors consists of quarterly retainers and meeting fees. The Compensation Committee periodically reviews and analyzes compensation data among the same peer group as is used in determining executive compensation and, as appropriate, adjusts director compensation to ensure that we are able to attract and retain individuals with the experience and expertise we need to help us achieve our strategic goals. During fiscal 2017, the quarterly retainer for non-employee board members was $7,500 and meeting fees were $2,000 for each Board of Directors meeting attended, except for the Chairman of the Board who received a quarterly retainer of $15,000 and Board meeting fees of $4,000 per meeting attended. Members of the Compensation Committee, the Clinical Development Committee and the Corporate Governance Committee received $1,500 for each committee meeting they attended, and the chairs of these committees received an additional $2,000 for each committee meeting that they chaired. Audit Committee members received $2,000 for each Audit Committee meeting they attended and the chair received an additional $2,000 for each Audit Committee meeting that he chaired. Our non-employee directors were compensated at a rate of 50% of the foregoing meeting fees if a Board of Directors or committee meeting was held via teleconference. In addition, each non-employee director is reimbursed for reasonable out-of-pocket expenses incurred while attending any meeting of the Board of Directors or any committee meeting of the Board of Directors.

We also make annual stock option grants to our non-employee directors under our Stock Option and Incentive Plan at an exercise price equal to the fair market value on the date of grant. In fiscal 2017 and 2016, we made annual grants of options to purchase 25,000 shares of our common stock. In addition, in fiscal 2017 and 2016, we granted each non-employee director 5,000 restricted stock units, or RSUs, all of which vest on the first anniversary of the grant date subject to continued service on the Board of Directors.

Director Compensation Table

The following table sets forth compensation paid to or earned by each of our directors who served on our Board during the fiscal year ended June 30, 2017. Mr. Squarer does not receive any separate compensation in consideration for his service on the Board of Directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)(3)	Total ($)

Kyle A. Lefkoff, Chairman	$122,250	$29,750	$84,154	$236,154
Charles M. Baum, M.D., Ph.D.	63,995	29,750	84,154	177,899
Gwen A. Fyfe, M.D.	62,757	29,750	84,154	176,661
John A. Orwin	57,640	29,750	84,154	171,544
Gil J. Van Lunsen	75,323	29,750	84,154	189,227
Shalini Sharp	13,597	43,500	110,137	167,234
(1)
The amounts set forth in this column represent the aggregate grant date fair value of stock-based compensation granted in fiscal 2017 for financial reporting purposes under FASB ASC Topic 718, "Stock Compensation," excluding the effect of estimated forfeitures for service-based vesting conditions. See Note 11 - Share-Based Compensation to our audited financial statements set forth in our Annual Report on Form 10-K filed with the SEC for the fiscal year ended June 30, 2017 for the assumptions used in determining such amounts. The options and RSUs vest on the first anniversary of the grant date, subject to continued service on the Board of Directors, and the options expire ten years from the date of grant.

(2)
Consists of RSUs representing the right to receive 5,000 shares which were granted in fiscal 2017. As of August 30, 2017, outstanding RSUs for 5,000 shares each were held by Mr. Lefkoff, Dr. Baum, Dr. Fyfe, Mr. Orwin, Mr. Van Lunsen and Ms. Sharp.

(3)
Consists of options to purchase 25,000 shares which were granted in fiscal 2017. As of August 30, 2017, outstanding options to purchase 145,000, 50,000, 140,000, 120,000, 235,000 and 25,000 shares of common stock were held by Mr. Lefkoff, Dr. Baum, Dr. Fyfe, Mr. Orwin, Mr. Van Lunsen and Ms. Sharp, respectively.

Stock Ownership Guidelines

In January 2016, the Board of Directors adopted stock ownership guidelines applicable to the non-employee directors to further align the interests of non-employee directors with the interests of our shareholders. Under these guidelines, each non-employee director is expected to acquire and retain shares of our common stock equal to the lesser of (i) 15,000 shares or (ii) a number of shares of common stock having a value equal to three times the total value of the non-employee director's annual cash retainer paid for regular service on the Board of Directors.

Non-employee directors have until the end of the fiscal year marking the fifth anniversary of becoming subject to the guidelines to come into compliance with the guidelines. The Corporate Governance Committee in its discretion may extend the period of time for attainment of such ownership levels in appropriate circumstances. In the event a non-employee director's annual retainer increases, he or she will have an additional period of time from the date of the increase as approved by the Corporate Governance Committee to acquire any additional shares needed to meet these guidelines.

For purposes of these guidelines, a non-employee director's stock ownership shall include all shares of the Company's common stock owned outright by the director and by his or her immediate family members (spouse and dependent children), and any shares held in trust for the benefit of the director and/or his or her immediate family members, owned through an ERISA-qualified employee benefit plan or through a non-qualified, deferred compensation arrangement. Shares of common stock issued upon exercise of stock options or settlement of vested restricted stock units will be included, but unvested restricted stock units and unexercised stock options will be excluded from the calculation of stock ownership.

Compliance with these guidelines will be determined on an annual basis by the Chief Financial Officer with the oversight of the Corporate Governance Committee. Share prices of all companies are subject to market volatility. The Committee believes that it would be unfair to require a non-employee director to buy more shares simply because the Company's stock price drops temporarily. In the event there is a decline in the Company's stock price such that director's holdings fall below the applicable threshold, such director will not be required to purchase additional shares to meet the threshold, but shall not sell or transfer any shares until the threshold has again been achieved.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of our executive officers serve as a member of the Board of Directors or Compensation Committee of any other company that has one or more executive officers serving as a member of our Board of Directors or our Compensation Committee, nor has such a relationship existed in the past.

 CERTAIN RELATIONSHIPS AND TRANSACTIONS

Policies and Procedures with Respect to Related Person Transactions

Our Audit Committee charter requires that the Audit Committee approve all related person transactions requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934. The Audit Committee has adopted a written policy governing its review of transactions with related persons. Pursuant to this policy, identified transactions in which related persons have a direct or indirect material interest, are subject to approval or ratification by the Audit Committee. Certain transactions that are not required to be disclosed under Item 404 of Regulation S-K, including compensation and compensation-related transactions, are not subject to this policy. Our policy also requires approval or ratification for any material amendments to ongoing related person transactions. In determining whether to approve a related person transaction, the Audit Committee will consider all relevant facts and circumstances available to it, which may include the benefits of the transaction to the company, the impact of the transaction on a director's independence, the availability of other sources for comparable products or services, and the terms of the transaction as compared with those available to or from unrelated third parties. No director will participate in the discussion of any related person transaction in which that director has a direct or indirect interest, other than to provide material information about the transaction to the Audit Committee. For purposes of this policy, the term "related person" has the meaning contained in Item 404 of Regulation S-K and includes our executive officers, directors and director nominees (and their respective immediate family members or persons sharing their household), stockholders owning in excess of 5% of our outstanding capital stock or any entity owned or controlled by any of the foregoing or in which any of the foregoing has a substantial ownership interest.

Related Person Transactions

Mirati Therapeutics

We are a party to an agreement with Mirati Therapeutics, Inc. ("Mirati") whereby we conducted a feasibility program for Mirati related to a particular target in exchange for an up-front payment of $1.6 million that was received in October 2014 and other payments and potential payments as described below. In September 2015, Mirati exercised an option to extend the feasibility program for six months, for which we received a $0.8 million option extension fee. During April 2016, Mirati elected to exercise an option to take an exclusive, worldwide license to an active compound under the agreement and Array received a $2.5 million option exercise fee and will receive additional fees as reimbursement for research and development services. In June 2017, Array and Mirati entered into a second agreement related to a different target in exchange for an up-front payment of $2.0 million that was received in June 2017.

In addition to the $3.6 million upfront payments, the $0.8 million option extension fee and the $2.5 million option exercise fee, the Mirati agreements contain substantive potential milestone payments of up to $18.5 million for eight remaining developmental milestones and up to $674.0 million for the achievement of fourteen commercialization milestones if certain net sales amounts are achieved in the United States, the European Union and Japan. Dr. Charles Baum, a current member of Array's Board of Directors, is the President and Chief Executive Officer of Mirati.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and certain stockholders to file reports with the SEC on Forms 3, 4 and 5 for the purpose of reporting their ownership of and transactions in common stock. During the fiscal year ended June 30, 2016, to our knowledge and based solely on copies of these reports furnished to us by our directors, executive officers and 10% beneficial stockholders, all Section 16(a) reports were timely filed.

STOCKHOLDER PROPOSALS FOR 2018 ANNUAL MEETING

Submission of Stockholder Proposals for Inclusion in next year's Annual Meeting Proxy Statement

Any proposal or proposals by a stockholder intended to be included in the Proxy Statement and form of proxy relating to the 2018 Array Annual Meeting of Stockholders must be received by Array no later than May 16, 2018, (120 days prior to September 13, 2018) according to the proxy solicitation rules of the SEC, and must comply with the other proxy solicitation rules promulgated by the SEC and with the procedures set forth in our Bylaws. Proposals should be sent to the Secretary of Array at 3200 Walnut Street, Boulder, Colorado 80301. Nothing in this paragraph shall be deemed to require Array to include in its Proxy Statement and proxy relating to the 2018 Annual Meeting of Stockholders any stockholder proposal which may be omitted from the proxy materials according to applicable regulations of the SEC in effect at the time the proposal is received.

Other Stockholder Proposals for Presentation at Next Year's Annual Meeting

A stockholder who wishes to submit a proposal or nominate a candidate to serve as a director for consideration at the 2018 Annual Meeting outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934 and that will not be included in the Proxy Statement for such meeting must, in accordance with Section 2.2 of our Bylaws, file a written notice with the Secretary of Array which conforms to the requirements of the Bylaws and any additional information required for nominations to the Board of Directors described below. Only nominations or proposals made by a stockholder who is a stockholder of record both on the date of giving such notice and on the record date for the determination of stockholders entitled to vote at such Annual Meeting will be considered eligible to serve as a director or be transacted at an Annual Meeting. Our Bylaws are on file with the SEC, and may be obtained from our Secretary upon request and are available under the Investor Relations portion of our website at www.arraybiopharma.com. The officer who will preside at the stockholders meeting will determine whether the information provided in such notice satisfies the requirements of the Bylaws. Such notice of a stockholder proposal must be delivered no earlier than July 28, 2018, and no later than August 27, 2018. Any stockholder proposal that is not submitted in accordance with the foregoing procedures will not be considered to be properly brought before the 2018 Annual Meeting.

Stockholder Nominations to the Board of Directors

The Corporate Governance Committee of the Board of Directors will consider nominating directors to the Board of Directors who are recommended by stockholders pursuant to the procedures described above for submission of stockholder proposals and the procedures set forth below. The Corporate Governance Committee has adopted the following set of minimum qualifications for candidates nominated for election or reelection to the Board of Directors:

  •
  Personal characteristics:

  •
  highest personal and professional ethics, integrity and values;

  •
  an inquiring and independent mind, with a respect for the views of others;

  •
  ability to work well with others;

  •
  practical wisdom and mature judgment.

  •
  Broad, policy-making level training and experience in business, government, academia or science to understand business problems and evaluate and formulate solutions.

  •
  Expertise that is useful to Array and complementary to the background and experience of other Board of Directors members.

  •
  Willingness to devote the time necessary to carrying out the duties and responsibilities of membership on the Board of Directors and to be an active, objective and constructive participant at meetings of the Board of Directors and its Committees.

  •
  Commitment to serve on the Board of Directors over a period of several years to develop knowledge about our principal operations.

  •
  Willingness to represent the best interests of all stockholders and objectively appraise management performance.

The Corporate Governance Committee will also consider other relevant factors, such as the existence of any relationship that would interfere with the exercise of a candidate's independent judgment. The Board of Directors does not have a formal policy with regard to the consideration of diversity in identifying director nominees, but the Corporate Governance Committee believes the qualifications described above enable it to identify director candidates that possess the diversity in backgrounds, industry knowledge, skills and experiences that are important to the Board's overall effectiveness.

The Corporate Governance Committee has not received any timely nominations for director from stockholders for the 2017 Annual Meeting. The Corporate Governance Committee must receive proposals for stockholder nominations on or before the deadline for the submission of stockholder proposals for such Annual Meeting set forth in our Bylaws and required by the rules of the SEC, as described above. As required by our Bylaws, stockholder proposals must include the following information:

  •
  Information regarding the stockholder and the beneficial owner, if any, on whose behalf the nomination or proposal is made making the proposal, including name, address and number of shares of Array stock beneficially owned by such stockholder and such beneficial owner;

  •
  A description of any agreement, arrangement or understanding between or among such stockholder and such beneficial owner, any of their respective affiliates or associates, and any other person or persons in connection with such nomination and the name and address of any other person or persons known to the stockholder or such beneficial owner to support such nomination;

  •
  A description of any option, warrant, convertible security or a settlement payment or mechanism at a price related to any class or series of our capital stock, whether or not settled in cash or in securities, directly or indirectly owned by such stockholder or beneficial owner;

  •
  A description of any agreement, arrangement or understanding (including any short positions, profits interests, hedging transactions, borrowed or loaned shares) that has been entered into or made as of the date of the stockholder's notice by, or on behalf of, such stockholder and such beneficial owner, if any, the effect or intent of which is to mitigate loss to or manage risk of stock prices changes for, or to increase the voting power of, such stockholder or beneficial owner with respect to shares of our capital stock;

  •
  A representation that the stockholder will update the information set forth in clauses above as of the record date for the meeting by delivery of written notice to us promptly following the later of the record date or public announcement of the record date;

  •
  A representation whether the stockholder or the beneficial owner, if any, or the group of which it is a part, intends to deliver a Proxy Statement and/or form of proxy or otherwise to solicit proxies from stockholders in support of the nomination;

  •
  A representation that the stockholder intends to appear in person or by proxy at the Annual Meeting to bring such business before the meeting, and

  •
  The name and address of the person being nominated and such other information regarding each nominated person that would be required in a Proxy Statement filed pursuant to the SEC's proxy rules, including, but not limited to:

  •
  A copy of the nominee's current resume

  •
  Biographical information concerning the nominee for the last five years, including directorships and positions held with other companies

  •
  The nominee's date of birth

  •
  A list of references

  •
  A description of any relationship, arrangement or understanding between the stockholder making the proposal and the nominee and any other person (including names), pursuant to which the nomination is being made

  •
  A description of any direct or indirect relationship, arrangement or understanding between the stockholder making the proposal or the nominee and Array

  •
  The consent of each nominee to being named in the Proxy Statement and to serve as a director if elected

  •
  Any other information we may reasonably require to determine the eligibility of the proposed nominee to serve as a director

Following verification of this information, the Corporate Governance Committee will make an initial analysis of the qualifications of the candidate based on Array's general criteria for director nominations, and if the Corporate Governance Committee believes the candidate meets the criteria, the Committee would further evaluate the candidate, which generally would involve a review of background materials, internal discussions and interviews with the candidate. If the Corporate Governance Committee supports the candidate, it would recommend the candidate for consideration by the Board of Directors. The Corporate Governance Committee has historically not retained a recruiting firm or third party to assist in the identification or evaluation of potential nominees and will evaluate all candidates to the Board of Directors in the same manner regardless of whether the nominee is recommended by a stockholder or some other source.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. We encourage you to take advantage of Internet or telephone voting, available 24 hours a day, 7 days a week through 11:59 p.m. Eastern Time the day before the meeting date. ARRAY BIOPHARMA INC. 3200 WALNUT STREET BOULDER, CO 80301 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Have your proxy card in hand when you call and then follow the instructions. If you vote your proxy by Internet or by phone, you do NOT need to mail back your proxy card. Your vote by Internet or phone authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card by mail. To vote by mail, mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E32527-P97722 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. ARRAY BIOPHARMA INC. Vote on Directors For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 1. Re-election of three directors to the Board of Directors to serve a term of three years, or until their successors have been duly elected and qualified. Nominees: ! ! ! 01) 02) 03) Kyle Lefkoff Ron Squarer Shalini Sharp Vote on Proposals For Against Abstain For Against Abstain ! 2 Years ! 3 Years ! Abstain ! ! ! 4. Ratification of the appointment of KPMG LLP as the Company's independent registered public accountants for the fiscal year ending June 30, 2018. 2. Advisory vote to approve executive compensation as disclosed in the proxy statement. 1 Year NOTE: Such other business as may properly come before the meeting or any adjournment thereof. ! ! ! ! 3. Advisory vote on the frequency of future advisory votes on executive compensation as disclosed in the proxy statement. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, "FOR" THE NOMINEES LISTED IN PROPOSAL ONE, "FOR" PROPOSALS TWO AND FOUR AND "ONE YEAR" ON PROPOSAL THREE. The Board of Directors recommends a vote "For All" directors nominated for re-election, "One Year" for proposal 3 and a vote "For" all other proposals. ! For address changes and/or comments, please check this box and write them on the back where indicated. Please indicate if you plan to attend this meeting. ! Yes ! No Please sign exactly as your name appears on this Proxy. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date CONSOLIDATED ID TEMPLATE V1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report with Shareholder Letter, Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. E32528-P97722 REVOCABLE PROXY ARRAY BIOPHARMA INC. 3200 Walnut Street, Boulder, Colorado 80301 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD OCTOBER 26, 2017. The undersigned stockholder of Array BioPharma Inc. (the "Company") hereby appoints Ron Squarer, Jason Haddock and Curtis Oltmans, and each of them, as the attorneys and proxies of the undersigned, with full power of substitution and with authority in each of them to act in the absence of the other, to vote and act for the undersigned stockholder at the Annual Meeting of Stockholders to be held at 1:00 p.m., Mountain Time, on October 26, 2017, at Hyatt Place Boulder/Pearl Street, 2280 Junction Place, Boulder, Colorado 80301, and at any adjournments or postponements thereof, upon the reverse matters and in accordance with the reverse instructions, with discretionary authority as to any and all other business that may properly come before the meeting. The undersigned hereby acknowledges prior receipt of a copy of the Notice of Annual Meeting of Stockholders and Proxy Statement dated September 15, 2017 and the Company's Annual Report to Stockholders, and hereby revokes any proxy or proxies heretofore given. This proxy may be revoked at any time before it is voted by delivery to the Secretary of the Company either written revocation of proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person. PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY, USING THE ENCLOSED ENVELOPE, TO ENSURE A QUORUM AT THE ANNUAL MEETING. IT IS IMPORTANT TO RESPOND, REGARDLESS OF THE NUMBER OF SHARES OWNED. DELAY IN RETURNING YOUR PROXY MAY SUBJECT THE COMPANY TO ADDITIONAL EXPENSE. (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side Address Changes/Comments: